Exhibit 5

Reference Documents for

Extraordinary Shareholders’ Meeting and

General Meeting of Class Shareholders by Ordinary Shareholders

<Separate Volume>

Proposal 1:	Approval of Share Transfer Plan
with The Mie Bank, Ltd.

1.	Details of financial statements for the final fiscal year of The Mie Bank, Ltd(ended March 2017).	1
	(“5. Matters relating to Mie Bank” stated on page 51 of the convocation notice)

2.	Contents of Share Options	30
	(The “Share Transfer Plan (Copy)” stated on page 4 to 8 of the convocation notice and Exhibits 3 and 4 to “4. Matters relating to the reasonableness of the provisions regarding the matters listed in Article 773, Paragraph 1, Items 9 and 10 of the Companies Act” stated on page 51 of the convocation notice)

The Daisan Bank, Ltd.

Securities Code: 8529

Details of financial statements for the final fiscal year of The Mie Bank, Ltd.

(ended in March 2017)

Business Report for the 205th Term (from April 1, 2016 to March 31, 2017)

1.	Matters Concerning the Current Status of the Bank

(1)	Business Progress and Results, etc.

(Main Businesses of the Bank)

The Mie Bank, Ltd. (the “Bank”) has been engaged in deposit business, lending business, securities investment business, foreign exchange business, over-the-counter sale business of government bonds including national bonds, investment trust and insurance products, and other similar business. While maintaining the sound status of its assets through consistent and solid management, the Bank has strived to contribute to the development of the regional economy, as a mission which a regional bank should be committed to.

(Economic and Financial Environment)

Looking at the Japanese economy during the current fiscal year (from April 2016 to March 2017), as the employment market has tightened, wages have been on the increase. Meanwhile, consumers’ motivation to purchase has been slow, with only a sluggish increase seen in personal consumption. Amid the substantial fluctuations seen in foreign exchange markets due to political affairs throughout Europe and the U.S., export markets have bottomed out on a quantity basis mainly for the U.S. and countries in Asia. Under such circumstances, boosted by increased demand for new models of automobiles and components of smartphones, the Bank has seen a recovery in corporate production activities. As a whole, for the current fiscal year, the economy has been back on the path to recovery, although only on a gradual basis.

In both Mie and Aichi prefectures, the principal operational bases of the Bank, while export markets have bottomed out, there has been increased demand seen in the corporate production activities, especially in electronic components, devices, and automobile related businesses, which are major industries in the region. Thus, the trend toward recovery has continued. Furthermore, supported by a mildly improved and sustained employment and income environment, individual consumption has been on an upward trend and the economy has been on the path to recovery.

(Business Progress and Results, etc.)

For the current fiscal year, under the management principles of a “bank growing together with the region”, a “bank flourishing together with its clients”, and a “bank advancing together with its shareholders and employees”, the Bank has taken measures to achieve enhanced satisfaction from its clients, shareholders, and employees, thereby growing together with the region, so that it will become a “bank demonstrating a solid presence in the region and continued growth” as proposed in the three-year mid-term management plan titled “Growth – Together with the Region ” (from April 2015 to March 2018).

Under the system, in April 2016, the Bank created four new bases for corporate business divisions and started handling corporate lending at two of these bases, thus increasing the opportunities for contact with the Bank’s clients, with the aim of building a system able to respond to every need in a comprehensive manner.

Furthermore, the Bank recognizes regional revitalization as being critically important for the Bank which has its management principle of growing with the region. Based on this recognition, the Bank established a “Regional Revitalization Promotion Office” in April 2016 in order to design plans which will contribute to regional revitalization and reinforce cooperation with branch offices, thereby promoting highly effective performance by the Mie Bank Group as a whole.

Thus, in order to develop together with clients, the Bank has strived to strengthen the relationship with business operators and individuals, and to offer attractive services thereto.

For business clients, the Bank has actively proposed solutions for tasks tailored to the needs of the clients based on their life stages. In addition to rapidly responding to demands for funds, the Bank has proactively proposed solutions for issues including providing business matching and support for business succession. Furthermore, the Bank has further improved the support system in the areas of establishing new businesses, advancing into new areas, such as the aerospace industry, as well as areas with increased demand, such as sixth-industrialization.

In October 2016, the Bank established the “Corporate Solutions Sales Department”, focusing on highly specialized corporate solutions, such as structured finance, and thereby further strengthened the support for financing means to be provided to a diversified range of clients.

For individual customers, the Bank has made efforts to enhance the knowledge and capability of our employees so that they will be able to appropriately respond to inquiries on asset management or loans. In addition, the Bank has actively notified clients of new systems, such as Junior NISA (Nippon Individual Saving Account) or iDeCo (Individual-type Defined Contribution pension plan), or products launched under new systems. For individual loans, the Bank has revised the products surrounding unsecured personal loans to make them more easily available to clients.

In December 2016, the Anjyo branch, Anjyo Corporate Sales Department was newly built and established. At such branch, the Bank placed various consultation booths and negotiation spaces, and took barrier-free measures, making the branch more convenient and easily usable.

In terms of regional contribution activities, the Bank has continued to address “environmental conservation” and “support for nurturing of the next generation” as its core activities. The Bank has also worked on providing support for local NPOs. As part of its regional contribution activities, the Bank cooperated with a local NPO in proceeding with such activities.

Subsequently, at the Board of Directors Meeting held on February 28, 2017, the Bank decided to enter into a basic agreement with The Daisan Bank Ltd. to conduct consultation and discussion towards business integration through the establishment of a holding company. Thus, both banks entered into a basic agreement.

(Deposits)

As a result of making efforts to reinforce local deposits, deposits amounted to 1,660.8 billion yen at the end of the current fiscal year, an increase of 38.5 billion yen from the previous fiscal year. The total balance of deposits and certificate of deposits amounted to 1,760.2 billion yen at the end of the current fiscal year, an increase of 43.1 billion yen from the previous fiscal year.

(Loans)

As a result of striving to enhance local corporate loans, the balance of loans amounted to 1,381.1 billion yen at the end of the current fiscal year, an increase of 43.7 billion yen from the previous fiscal year. Among such amount, personal loans amounted to 438.3 billion yen, an increase of 3.1 billion yen from the previous fiscal year, while loans for small- and medium-sized companies amounted to 562.8 billion yen, an increase of 66 billion yen from the previous fiscal year.

(Securities)

As a result of endeavoring to engage in mobile management while paying sufficient attention to movements in the market, securities stood at 444.9 billion yen at the end of the current fiscal year, an increase of 6.7 billion yen from the previous fiscal year.

(Profit/Loss Status)

Ordinary revenues amounted to 26.8 billion yen, a decrease of 0.5 billion yen from the previous fiscal year, due to a decrease in interest revenue from loans due mainly to declining returns.

Meanwhile, ordinary expenses stood at 22.4 billion yen, an increase of 0.1 billion yen from the previous fiscal year, partly due to an increase in operating expenses.

As a result of the above, ordinary income amounted to 4.3 billion yen, a decrease of 0.7 billion yen from the previous fiscal year. Net income amounted to 3.2 billion yen, a decrease of 0.2 billion yen from the previous fiscal year.

(Others)

In regard to non-performing loans as at the end of the current fiscal year, as a result of our efforts to continuously provide support for improving the management and the like of our business partners, risk-management loans stood at 19.3 billion yen, which occupied 1.40% out of the total loan balance, showing the continuation of highly sound conditions.

The capital adequacy ratio (on a preliminary basis) at the end of the current fiscal year was approximately 7.8% on a non-consolidated basis, substantially exceeding the level of 4% required for standard domestic banks.

(Issues to be Addressed)

There has been enormous transformation in the management environment for regional financial institutions, including issues such as population decrease, the advanced aging society, and fiercer competition among financial institutions caused by changes in financial markets due partly to the decline of market interest rates. The Bank recognizes that it is necessary to cope with such environmental changes more than ever before.

Under such circumstances, in terms of the tasks to be addressed, the Bank is aware that it should (i) expand the range of its business areas which are indispensable for sustainable growth, and (ii) reinforce top-level revenues.

Looking at the mid-term management plan “Growth – Together with the Region” (from April 2015 to March 2018), under the management principles of a “bank growing together with the region”, a “bank flourishing together with its clients”, and a “bank advancing together with its shareholders and employees”, the Bank aims to implement measures which enable satisfaction from its shareholders, clients and employees, as well as developing with the region.

In other words,

the Bank has sought to:

“enhance corporate value through strengthened financial constitution” for shareholders;

“strengthen client relationships and offer attractive services” for clients; and

“develop human resources and create a workplace where employees feel motivated” for employees.

Based on the above, the Bank aims to become a highly profitable and sound financial institution which will develop together with the region; for the region, “contributing to regional economic development by exerting financial intermediary functions.”

By contributing to the development of our clients and the regional economy, the Bank will be able to demonstrate its solid presence in the region and continued development through the expansion of transactions with clients.

Thus, the Bank will strive to achieve a positive cycle of both “development of our clients and the regional economy” and “development of the Bank”, so that the Bank will be able to further its presence as a bank which “demonstrates a solid presence in the region and continued development” as proposed.

In accordance with the basic agreement regarding the business integration with The Daisan Bank Ltd., by exerting the synergic effects achieved through the integration, the Bank will further strengthen the relationship of trust with the region, with the target of achieving the economic revitalization of Mie, Aichi, and neighboring areas, aiming to become a financial group which will be loved by clients and which will develop together with clients and the region. Thus, the Bank has engaged in preparations for the final agreement regarding the business integration scheduled for September 2017, and the establishment of a holding company scheduled for April 2018.

The Bank respectfully requests all shareholders to extend their continued patronage and support.

(2)	Assets (liabilities) and profits (losses)

(Unit: 100 Million yen)

	FY 2013		FY 2014		FY 2015		FY 2016
Deposits	15,778		16,116		16,222		16,608
Time deposits	7,911		7,960		7,848		7,491
Others	7,866		8,156		8,374		9,116
Negotiable certificates of deposit	828		876		948		994
Loans and bills discounted	12,846		13,263		13,374		13,811
For individual clients	3,984		4,207		4,352		4,383
For small and medium-sized enterprises	4,689		4,888		4,967		5,628
Others	4,171		4,167		4,053		3,798
Trading account securities	0		0		0		0
Securities	4,161		4,527		4,381		4,449
National government bonds	1,320		1,265		1,161		1,028
Local government bonds	869		928		877		857
Others	1,971		2,332		2,342		2,563
Total assets	18,608		19,048		19,349		19,697
Volume of domestic exchange transactions	269,547		195,832		171,655		122,983
Volume of foreign exchange transactions	2,004 (Million US dollars	)	2,111 (Million US dollars	)	2,061 (Million US dollars	)	2,260 (Million US dollars	)
Ordinary income	3,768 (Million yen	)	4,787 (Million yen	)	5,137 (Million yen	)	4,397 (Million yen	)
Net income	2,186 (Million yen	)	3,181 (Million yen	)	3,500 (Million yen	)	3,229 (Million yen	)
Earnings per share	16.23 (Yen	)	23.61 (Yen	)	259.92 (Yen	)	239.82 (Yen	)

(Note 1)	Figures have been rounded down to the nearest unit.
(Note 2)	“Earnings per share” is calculated by applying the “Accounting Standard for Earnings Per Share (Accounting Standards Board of Japan, Statement No.2) and the “Guidance on Accounting Standard for Earnings Per Share” (Accounting Standards Board of Japan, Guidance No.4).
(Note 3)	The Bank consolidated its ordinary shares on October 1, 2016 at the ratio of 1 share per 10 shares. “Earnings per share” is calculated on the basis that such share consolidation was carried out at the beginning of the 2015 fiscal year.

(3)	Employees

	As at end of current fiscal year	As at end of previous fiscal year
Number of employees	1,286	1,268
Average age	38 years and 2 months	38 years and 3 months
Average years of service	14 years and 10 months	14 years and 11 months
Average monthly salary	349 thousand yen	347 thousand yen

(Note 1)	The average age, average years of service and average monthly salary are rounded down to the nearest unit, respectively.
(Note 2)	The number of employees does not include temporary staff and contract-based employees.
(Note 3)	The average monthly salary is the average monthly total for March, including overtime allowance but excluding bonus payments.

(4)	Business offices, etc.

A.	Change in number of business offices

	As at end of current fiscal year		As at end of previous fiscal year
Mie prefecture	57 offices	sub-branches (-)	57 offices	sub-branches (-)
Aichi prefecture	16 offices	(-)	16 offices	(-)
Tokyo Metropolitan Area	1 office	(-)	1 office	(-)
Osaka prefecture	1 office	(-)	1 office	(-)
Total	75 offices	(-)	75 offices	(-)

(Note)	In addition to the above, the Bank had non-store ATMs at 21,779 locations as at the end of the current fiscal year. Of such 21,779 locations, 21,694 locations have Seven Bank ATMs that have been installed in alliance with Seven Bank Ltd.

B.	Business offices newly established during the current fiscal year
Not applicable

(Note)	In the current fiscal year, non-store ATMs were newly established in the “Dai Nagoya Building”, “Yokkaichi city government office”, “Aeon Town Suzuka Tamagaki” and “Maxvalu Yamajo Store”.

C.	List of bank agents
Not applicable

D.	Bank agency services, etc. operated by the Bank
Not applicable

(5)	Capital investment

A.	Total amount of capital investment

(Unit: Million yen)

Total amount of capital investment	2,461

(Note)	Figures have been rounded down to the nearest unit.

B.	New establishment, etc. of material equipment

(Unit: Million yen)

Description	Amount
Office equipment, etc. for use in offices, etc.	199

(Note)	Figures have been rounded down to the nearest unit.

(6)	Major parent companies and subsidiaries, etc.

A.	Parent companies

Not applicable

B.	Subsidiaries, etc.

Name of company	Location	Description of core business	Date of incorporation	Capital (million yen)	Voting rights held by the Bank (%)	Other
Miegin Sogo-Lease Co., Ltd.	2-4 Saiwai-cho, Yokkaichi-shi, Mie	Leasing business, investment business	August 22, 1979	90	33.38	—
Miegin Card Co., Ltd.	2-4 Saiwai-cho, Yokkaichi-shi, Mie	Credit card business	July 3, 1982	90	79.94	—
Miegin Shinyo-Hosho Co., Ltd.	2-4 Saiwai-cho, Yokkaichi-shi, Mie	Credit guarantee business	April 23, 1986	480	100.00	—
Miegin Computer Service Co., Ltd.	15-1 Jushichiken-cho, Yokkaichi-shi, Mie	Computer software development	June 18, 1991	30	55.00	—
Miegin Institute of Research Co., Ltd.	7-8 Nishishinchi, Yokkaichi-shi, Mie	Provision of information and consulting regarding business operations	May 8, 1996	50	15.00	—

(Note 1)	The voting rights held by the Bank (%) have been rounded down to the second decimal place.
(Note 2)	The liquidation of Miegin Business Service Co., Ltd. was completed on June 27, 2016.
(Note 3)	All of the major subsidiaries, etc. specified above are subject to the consolidation.
(Note 4)	The consolidated ordinary revenue was 32.7 billion yen and the net income attributable to the owners of the parent was 3.5 billion yen for the current fiscal year.

Summary of material business alliances

1.	Through the alliance with 64 local banks, the Bank has provided services such as automated cashing services (ACS) through the mutual use of ATMs.

2.	Through the alliance with 64 local banks, city banks, trust banks, member banks of the Second Association of Local Banks, credit unions, credit associations, associated agricultural cooperatives/ fishery credit co-operative associations (including Norinchukin Bank and credit federations of agricultural co-operatives), and labor banks, the Bank has provided services such as automated cashing through the mutual use of ATMs (MICS).

3.	The Bank has provided data transfer services relating to various forms of data, such as bulk transfers, account transfers and deposit and withdrawal statements with client companies by way of data transmission through Chigin Network Service Co., Ltd. (a joint venture of 64 local banks; “CNS”).

4.	Through the alliance with Japan Post Bank Co., Ltd., the Bank has provided automated cashing services and automated deposit services through the mutual use of ATMs.

(7)	Business transfers, etc.

Not applicable.

(8)	Other material matters concerning current situation of the Bank

Not applicable.

2	Matters relating to officers (directors and corporate auditors)

(1)	Directors and corporate Auditors

(As at the end of the fiscal year)

Name	Positions and areas of responsibilities	Significant concurrent positions outside the Bank	Other
Junji Tanehashi	Director and Chairman (Representative Director)	President of the Yokkaichi Chamber of Commerce and Industry

Mitsunori Watanabe	Director and President (Representative Director)

Ichiro Takuno	Director and Senior Managing Officer, and General Manager of Secretariat (in charge of General Planning & Co-ordination Department, Tokyo Liaison Office and Secretariat)

Takashi Yamamoto	Director and Senior Managing Officer (in charge of Personnel Department, Operations Administration Department and Information Technology Department)

Hiroya Yamamoto	Director and Senior Managing Officer (in charge of Business Planning Department, Business Promotion Department and Customers Loan Management Department)

Kozo Isshiki	Director and Managing Officer (in charge of Credit Supervision Department and Treasury Department)

Shinji Kataoka	Director and Managing Officer (in charge of Promotion of Corporate and Local governments)

Nobuyoshi Fujiwara	Director (Outside Director)		(Note) 1

Kenichi Matsui	Director (Outside Director)	Outside Director of Tsumura & Co.	(Note) 1

Hiromi Mochii	Director (Outside Director)		(Note) 1

Motohiro Yamaguchi	Statutory Corporate Auditor

Eiji Maegawa	Statutory Corporate Auditor

Tsuneaki Furukawa	Corporate Auditor (Outside Corporate Auditor)

Representative Director of Midland Management, Co., Ltd.

President of Tsuneaki Furukawa Certified Public Accountant Office

Representative Partner of Midland Tax Accountant Corporation

Outside Corporate Auditor of Medical Ikkou Co., Ltd.

(Note) 1 (Note) 2

Yuji Ito	Corporate Auditor (Outside Corporate Auditor)		(Note) 1 (Note) 3

Sumie Yoshida	Corporate Auditor (Outside Corporate Auditor)	Attorney-at-law of Aoba law office	(Note) 1 (Note) 4

(Notes) 1.	Mr. Nobuyoshi Fujiwara, Mr. Kenichi Matsui and Ms. Hiromi Mochii, Directors, as well as Mr. Tsuneaki Furukawa, Mr. Yuji Ito and Ms. Sumie Yoshida, Corporate Auditors, are independent Directors/Auditors who are unlikely to be in conflict of interest with general shareholders of the Bank and whose designations are required by Tokyo Stock Exchange, Inc. and Nagoya Stock Exchange, Inc.
2.	Mr. Tsuneaki Furukawa, Corporate Auditor, has been qualified as a certified public accountant and licensed tax accountant, and has an appropriate level knowledge with regard to finance and accounting.
3.	Mr. Yuji Ito, Corporate Auditor, has business experience with respect to finance and accounting at Sumitomo Chemical Company, Limited and has an appropriate level of knowledge with regard to finance and accounting.
4.	The officially registered name of Ms. Sumie Yoshida, Corporate Auditor, is Ms. Sumie Imao.

(Reference)

The Bank changed the positions and areas of responsibility of Directors as of April 3, 2017. The directors whose positions and/or areas of responsibility were changed are as follows:

(As of April 3, 2017)

Name	Positions and/or responsibilities
Kozo Isshiki	Director and Senior Managing Officer (in charge of Treasury department)

Shinji Kataoka	Director and Managing Officer (in charge of Business Planning Department, Business Promotion Department and Customers Loan Management Department)

Hiroya Yamamoto	Director

(2)	Remuneration, etc., for officers

(Unit: Million yen)

Category	Number of persons to whom remuneration, etc., is supplied	Remuneration, etc.
Directors	12	256
Corporate Auditors	6	43
Total	18	299

(Note 1) Figures have been rounded down to the nearest unit.

(Note 2) The limit of the amount of remuneration, etc., decided at the general meeting of shareholders

Directors:	300 million yen per year (however, excluding the salary as an employee for a director serving concurrently as an employee)

Corporate auditors:	60 million yen per year

(3)	Liability limitation agreement

Name	Summary of details of the liability limitation agreement
Nobuyoshi Fujiwara	The Bank and each Outside Director or each Outside Corporate Auditor have made and entered into an agreement limiting liability for damages due to negligence of his/her duty, pursuant to Article 427, Paragraph 1 of the Companies Act. The limit of the amount of liability pursuant to the said agreement is the amount stipulated by laws and regulations.
Kenichi Matsui
Hiromi Mochii
Tsuneaki Furukawa
Yuji Ito
Sumie Yoshida

3.	Matters relating to outside directors/auditors

(1)	Concurrent holding of positions by outside directors/auditors and other status

Name	Concurrent holding of positions and other status
Kenichi Matsui	Outside Director of Tsumura & Co. The Bank has no material transaction or other relationship with the said company.

Tsuneaki Furukawa

Representative Director of Midland Management, Co., Ltd.

Representative Partner of Midland Tax Accountant Corporation

Outside Corporate Auditor of Medical Ikkou Co., Ltd.

The Bank has, in addition to ordinary business transactions, an agreement concerning business matching services (an agreement under which the Bank receives compensation from a company when a consulting agreement, etc., related to accounting and taxation business is concluded between the said company and a client introduced by the Bank) with Midland Management, Co., Ltd. Furthermore, Miegin Institute of Research Co., Ltd., the Bank’s subsidiary, etc., has an advisory agreement with the said company.

In addition, the Bank has ordinary business transactions respectively with Midland Tax Accountant Corporation and Medical Ikkou Co., Ltd.

(2)	Main activity status of outside directors/auditors

Name	Term of office	Attendance status at Board of Directors Meetings, etc.	Remarks and other activity status at Board of Directors Meetings, etc.
Nobuyoshi Fujiwara (Outside Director)	4 years and 9 months	Attended 14 times out of 14 Board of Directors Meetings held in the current fiscal year	Made remarks at the Board of Directors Meetings from a broad perspective based on his past experience and achievements.

Kenichi Matsui (Outside Director)	2 years and 9 months	Attended 13 times out of 14 Board of Directors Meetings held in the current fiscal year	Made remarks at the Board of Directors Meetings from a broad perspective based on his past experience and achievements.

Hiromi Mochii (Outside Director)	1 year and 9 months	Attended 14 times out of 14 Board of Directors Meetings held in the current fiscal year	Made remarks at the Board of Directors Meetings from a broad perspective based on her past experience and achievements.

Tsuneaki Furukawa (Outside Corporate Auditor)	4 years and 9 months	Attended 14 times out of 14 Board of Directors Meetings and 12 times out of 12 Corporate Auditors Meetings held in the current fiscal year	Made remarks at the Board of Directors Meetings and board of corporate auditors meetings, mainly from his professional perspective as a certified public accountant and licensed tax accountant.

Yuji Ito (Outside Corporate Auditor)	2 years and 9 months	Attended 10 times out of 14 Board of Directors Meetings and 9 times out of 12 Corporate Auditors Meetings held in the current fiscal year	Made remarks at the Board of Directors Meetings and Board of Corporate Auditors meetings from a broad perspective based on his past experience and achievements.

Sumie Yoshida (Outside Corporate Auditor)	9 months	Attended 12 times out of 12 Board of Directors Meetings and 10 times out of 10 Corporate Auditors Meetings held after her acceptance of office of Corporate Auditor in June, 2016	Made remarks at the Board of Directors Meetings and Board of Corporate Auditors meetings, mainly from her professional perspective as an attorney.

(3)	Remuneration, etc., for outside directors/auditors

(Unit: Million yen)

	Number of persons to whom remuneration, etc., is supplied	Remuneration, etc., from the Bank	Remuneration, etc., from parent company, etc., of the Bank
Total of remuneration, etc.	7	25	—

(Note) Figures have been rounded down to the nearest unit.

(4)	Opinion of outside officers

Not applicable.

4. Matters relating to the Bank’s shares

(1)	Number of shares

Total number of authorized shares: 25,000 thousand shares

Total number of issued shares: 13,483 thousand shares

(Notes)	1.	The numbers of shares have been rounded down to the nearest thousand.

	2.	The Bank consolidated its ordinary shares on October 1, 2016, at the ratio of 1 share per 10 shares, and the number of shares constituting one unit was changed from 1,000 shares into 100 shares.

(2)	Number of shareholders as at the end of the current fiscal year: 5,938

(3)	Major shareholders

Name of shareholder	Investment in the Bank
	Number of shares held, etc. (thousand shares)	Ownership (%)
Ginsen Co., Ltd	1,062	7.89
Sumitomo Mitsui Banking Corporation	776	5.76
Mie Bank Employees’ Shareholding Association	441	3.27
Japan Trustee Services Bank, Ltd. (Trust Account)	360	2.67
Sumitomo Mitsui Card Co., Ltd	330	2.45
Cedyna Financial Corporation	324	2.41
The Master Trust Bank of Japan, Ltd (Trust Account)	278	2.06
Japan Trustee Services Bank, Ltd. (Trust Account 9)	238	1.77
Sumitomo Wiring Systems, Ltd.	219	1.62
Sumitomo Dainippon Pharma Co., Ltd.	205	1.52

(Notes)	1.	Numbers of shares held have been rounded down to the nearest thousand.
	2.	Ownership has been calculated after deducting the number of treasury shares (19 thousand shares) from the total number of issued shares.
	3.	Ownership has been rounded down to the second decimal place.

5. Matters relating to Share Options, etc., in the Bank

(1)	Share Options, etc., in the Bank held by the Bank’s directors/auditors as at the last day of the fiscal year

Not applicable.

(2)	Share Options, etc., of the Bank delivered to employees, etc., during the fiscal year

Not applicable.

6. Matters relating to accounting auditor

(1)	Status of accounting auditor

(Unit: Million yen)

Name	Remuneration, etc., pertaining to relevant fiscal year	Other
KPMG AZSA LLC Designated Limited Liability Partner: Yasuyuki Ando Designated Limited Liability Partner: Junko Kito Designated Limited Liability Partner: Yuichi Toyoda	47

Reason for which the board of corporate auditors agreed upon the remuneration, etc., pursuant to Article 399, Paragraph 1 of the Companies Act

As a result of considering and confirming the appropriateness and validity of the details of the audit plan by the accounting auditor, the execution status of the accounting audit duties and the basis for calculating the estimated remuneration, etc., the board of corporate auditors determined that the remuneration, etc., for the accounting auditor was at a reasonable level; and therefore, the board of corporate auditors agreed upon the said remuneration, etc., pursuant to Article 399, Paragraph 1 of the Companies Act.

(Notes)	1.	Figures have been rounded down to the nearest unit.
	2.	Under the audit agreement between the Bank and the accounting auditor, the amount of remuneration, etc., for audits under the Companies Act and the amount of remuneration, etc., for audits under the Financial Instruments and Exchange Act are not clearly distinguished and it is also practically impossible to distinguish the same, and accordingly, the total amount of the same is stated in the above amount.

(2)	Liability limitation agreement

Not applicable.

(3)	Other matters relating to accounting auditor

Policy on determination of dismissal of or refusal to reappoint accounting auditor

If the board of corporate auditors determines that an accounting auditor falls under any of the items set forth in Article 340, Paragraph 1 of the Companies Act, the board of corporate auditors shall dismiss the accounting auditor based on the consent of all of the corporate auditors.

Moreover, in addition to the above, if it is deemed difficult for the accounting auditor to execute its duties in an appropriate manner, the board of corporate auditors shall decide upon the content of the proposal to be submitted to the general meeting of shareholders with regard to the dismissal of or refusal to reappoint the accounting auditor.

7. Basic policy on acts taken by the person who controls decisions on financial and business policies

Not applicable.

8. Systems to secure the appropriateness of business

Systems to secure the appropriateness of business

The Bank places the strengthening of its internal control system as its most important issue, and stipulates a basic policy regarding internal control, working to enhance and continue to improve the sophistication of such system.

1.	System to secure conformity of the execution of the duties by Directors and employees with the laws and Articles of Incorporation

(1)	The Bank stipulates the “Mie Bank Corporate Behavior Charter” to set forth strict compliance with laws and regulations, and rules, as well as confronting anti-social forces, and acknowledges that its corporate activities stand on the premise that it complies with the laws and regulations, etc. and fulfills its social responsibility by having its Directors and presidents take every opportunity to keep every Director and employee informed regarding the importance of compliance.

(2)	In order to have Directors and employees consistently practice compliance, the “Compliance Rules” and “Compliance Manual” have been stipulated, and the Bank will continue to keep all of its Directors and employees informed, as well as conduct lectures, etc. accordingly, to endeavor to enhance the awareness regarding compliance.

(3)	Basic matters regarding compliance will be decided at the Board of Directors Meeting. As an organ to review and discuss necessary matters for maintaining and establishing a system for compliance with laws and regulations, etc., the Bank will set a Compliance Management Meeting, as well as a Quality Improvement Department as a compliance controlling department. Each department will have a person in charge of compliance, to manage and supervise the status of implementing compliance, and the Compliance Control Department will establish an appropriate training system.

(4)	Systems are established wherein the person in charge of compliance can also report to the Compliance Control Department immediately if he/she finds any compliance issue, as well as a whistle-blower system which enables the employees and the trader’s employees, etc. to make reports directly to achieve early detection and correction of unjust acts. The Compliance Control Department which receives such report will investigate the content, and upon consulting with related divisions, decide and implement preventive measures.

2.	System relating to the preservation and management of information relating to the execution of duties by Directors

(1)	Preservation and management of information relating to the execution of duties by Directors will be implemented in accordance with the Board of Directors Meeting Rules and various rules regarding document management.

(2)	Directors and Corporate Auditors shall be allowed to view these documents at any time.

3.	Provisions and other systems relating to loss risk management

(1)	Basic policy regarding risk management is decided in the Board of Director’s Meeting. The “Risk Management Rules” clarify the organization and system for properly conducting the Bank’s risk management. The General Planning Division will serve as the Risk Management Control Division, which determines the department with primary responsibility for each type of risk to be managed, and will establish a system to conduct integrated risk management.

(2)	The Risk Management Control Division will periodically report to the Management Meeting on integrated risk status, and report to the Board of Director’s Meeting on significant matters regarding the risk management system.

(3)	The Auditing Division conducts audits into the appropriateness and effectiveness of the internal control system, as well as self-evaluations of assets, etc., and reports to the Management Meeting and the Board of Director’s Meeting.

(4)	In preparation for emergency situations such as disasters, crises, etc., the “Crisis Measures and Business Continuity Rules” and the “Crisis Measures and Business Continuity Manual” will be stipulated, and periodic training, etc. will be conducted.

4.	System to secure effective execution of the duties of Directors

(1)	As a basis for the system for securing effective execution of the Directors’ duties, the Board of Director’s Meeting will be held periodically, once per month in general, and temporarily from time to time as necessary. As for significant matters relating to the management policy and management strategy of the Bank, discussions will take place at a Management Meeting consisted of the President, the Directors appointed by the President, and the Executive Officers, and decisions on such execution will be made in accordance with such discussions. The “Rules on Organization and Job Authority” will set forth the Director’s duties, job authorities, etc.

(2)	The Board of Directors will determine the annual management scheme and business operation policy to be shared by all Directors/Executive Officers and employees. Each Director/Executive Officer in charge will determine a specific enforcement policy and effective system for executing business, and will discuss the same in the Management Meeting as necessary, in accordance with the above scheme and policy.

(3)	The Board of Directors will determine what should be periodically reviewed in the management scheme and business operation policy, and shall have each director report the current status and improvement measures, to correct the schedule as necessary.

(4)	IR activities and management information will be disclosed appropriately in a timely basis so that the Bank’s business can be operated effectively by obtaining the understanding of stakeholders.

5.	System for securing the appropriateness of business in the corporate group

(1)	In order to secure internal control within the Bank’s group, a system will be established to enable consultation among the Bank and each subsidiary company regarding internal control, and to enable the efficient sharing of information.

(2)	The Directors of the Bank and the Directors in each subsidiary company have the authority and responsibility to establish and operate internal control in each business division.

(3)	Meetings will be held periodically, to be attended by all of the Directors from the Bank, as well as branch managers and the Directors of the subsidiary companies, in order to share the business operation policy within the Bank’s group and to confirm the basic policy regarding compliance.

(4)	As for the management of subsidiary companies, the Bank’s department in charge appointed for each subsidiary company will take control, and prior consent from the Bank will be required for important matters such as a change in capital, human resources, management scheme, settlement of accounts, new business, amendment of articles of incorporation, or business alliance, etc. of the subsidiary company.

(5)	The Bank’s Auditing Division will conduct audits into the appropriateness and effectiveness of the internal control system of the Bank and the subsidiary companies, will report the result thereof to the Board of Directors of the Bank and the Representative Director of the subsidiary companies, and will further provide instructions on measures to improve internal control.

(6)	The Bank will have each subsidiary company stipulate its own compliance rules and compliance manual, so that the employees of the subsidiary companies and the employees of their traders will also become subject to the whistle-blower system.

(7)	The Bank will stipulate matters which require reporting from the subsidiary companies to the Bank, and the occurrence of significant or irregular situations in management shall also be the subject of reporting.

6.	Matters concerning the placement of employees to assist the duties of Corporate Auditors In order to assist Corporate Auditors with their duties, a Corporate Auditors Office will be established with suitable staff.

7.	Matters concerning the independence of such employees from Directors

(1)	Such employees will follow the directions and orders of the Corporate Auditors.

(2)	Matters related to personnel evaluation and personnel transfers will be handled as matters subject to consultation with the Corporate Auditors.

8.	System relating to reporting to Corporate Auditors

(1)	The Bank’s Directors shall immediately report the same in the event of their becoming aware of any situation as provided below; provided, however that the matters which are reported or resolved at a meeting, etc. in which a Corporate Auditor attended shall not be subject to such reporting:

(i)	Matters resolved at a Board of Director’s Meeting;

(ii)	Matters resolved at a Management Meeting;

(iii)	Matters which have risk of causing significant damage to the Bank;

(iv)	Significant matters relating to the management status;

(v)	Significant matters relating to internal audit status and risk management;

(vi)	Material violation of the laws and regulations, or of the Articles of Incorporation;

(vii)	Status and content of whistleblowing; or

(viii)	Other significant matters regarding compliance.

(2)	The employees of the Bank shall be allowed to report directly to the Corporate Auditors in the event of their finding any significant matters relating to items (iii) through (viii) above.

(3)	The Directors and Corporate Auditors of the subsidiary companies, or the Bank’s department in charge appointed for each subsidiary company, shall report to the Bank’s Corporate Auditors immediately in the event of their finding any of the matters as provided in items (iii) through (viii) of Paragraph 1; provided, however, that the matters which are already reported or resolved at a meeting, etc. which a Corporate Auditor of the Bank has attended shall not be subject to such reporting.

(4)	Employees of subsidiary companies may report directly to the Bank’s Corporate Auditors in the event of their finding any significant matters related to items (iii) through (viii) of Paragraph 1.

(5)	The Corporate Auditors may, at any time, request the Directors and employees of the Bank and the subsidiary companies to report significant matters necessary for auditing purposes.

(6)	Any Directors and employees of the Bank or the subsidiary companies who make a report to the Corporate Auditors shall not be treated disadvantageously due to the fact of their having made such report.

9.	Other systems to secure effective audit by Corporate Auditors

(1)	Corporate Auditors shall be guaranteed the opportunity to cooperate with the Bank’s legal counsel, certified public accountants, etc., as necessary, or to seek advice on auditing business from attorneys and accountants, etc. specializing therein, as necessary.

(2)	The Corporate Audit Division will make periodic reports to the Corporate Auditors on the auditing scheme and audit results, and shall exchange opinions therewith.

(3)	A certain budget will be set aside to prepare the fees, etc. accrued for executing the Corporate Auditor’s duties, and when the Corporate Auditor makes a request for fees, etc. in order to execute his/her duties, such request shall be properly handled by the department in charge, in accordance with the laws and regulations.

Summary of operating status of the system for securing appropriateness of business

The operating status of the system for securing appropriateness of business for the current fiscal year can be summarized as follows:

1.	System to secure that the execution of duties by the Directors and employees complies with the laws and regulations, as well as with the Articles of Incorporation

A compliance program is stipulated each year in the Board of Director’s Meeting. The progress thereof was reported 4 times and the Compliance Management Meeting was held 13 times to review and discuss necessary matters for maintaining and establishing a legal compliance system.

2.	Rules on managing risks of loss and other systems

In the Board of Director’s Meeting, a basic policy relating to risk management is stipulated each year. The integrated risk status was reported 4 times at the Management Meeting and 2 times at the Board of Director’s Meeting, respectively.

The results of the audit on the appropriateness and effectiveness of the internal control system were reported to the Management Meeting 12 times and to the Board of Director’s Meeting 10 times, respectively. In addition, the results of the audit on the self-evaluation of assets was made to the Management Meeting and the Board of Director’s Meeting 4 times each. Training sessions were held on risk measures and various other matters, and such status was also reported to the Management Meeting and the Board of Director’s Meeting.

3.	System to secure effective execution of duties by the Directors

An Ordinary Board of Director’s Meeting was held 12 times, and an Extraordinary Board of Director’s Meeting was held 2 times, respectively. In addition, a Management Meeting was held 51 times, to discuss significant matters in relation to the Bank’s management policy and strategy, and resolutions for execution were made through such discussions.

Business operation policy is stipulated in the Board of Director’s Meeting each year, and progress reports were made 12 times, while discussions were made in the Management Meeting as necessary in relation to specific measures and effective business operation systems.

4.	System to secure the appropriateness of business in the corporate group

The performance of each subsidiary company was periodically reported to the Board of Director’s Meeting. In addition, a periodic meeting was held with each subsidiary company to discuss the issues, measures and policies in each subsidiary company.

A meeting which all of the Directors of the Bank, the division managers and branch managers, and all of the Directors of the subsidiary companies attended was held 2 times, to share our Group’s business operation policy as well as to confirm the basic policy relating to compliance.

The audit results on the appropriateness and effectiveness of the internal control system in each subsidiary company was reported to the Management Meeting and the Board of Director’s Meeting once. In addition, the audit results on self-evaluation of the assets in each subsidiary company were reported to the Management Meeting and the Board of Director’s Meeting 4 times.

5.	Systems to secure effective audit by Corporate Auditors, etc.

In order to assist the Corporate Auditors with their duties, a Corporate Auditor’s Office was established, and one employee, whose independence was ensured, was allocated thereto.

In principle, the Corporate Auditors receive an annual report from the Auditing Division on auditing results, etc., as well as periodically exchange opinions with the Auditing Division and the Accounting Auditor.

9. Matters relating to special wholly-owned subsidiary companies

Not Applicable

10. Matters relating to transactions between parent companies, etc.

Not Applicable

11. Matters relating to accounting advisors

Not Applicable

12. Others

Not Applicable

Balance Sheet as at the End of the 205th Term (as at March 31, 2017)

(Unit: Million yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	103,815	Deposits	1,660,804
Cash	21,812	Current deposits	111,656
Due from banks	82,003	Ordinary deposits	764,245
Call loans	3,527	Saving deposits	8,849
Monetary claims bought	3,466	Deposits at notice	10,546
Trading account securities	72	Time deposits	744,847
Trading local government bonds	72	Installment savings	4,346
Securities	444,913	Other deposits	16,313
National government bonds	102,875	Negotiable certificates of deposit	99,400
Local government bonds	85,714	Payables under securities lending transactions	12,104
Corporate bonds	62,821	Borrowed money	54,000
Stocks	47,616	Borrowings from other banks	54,000
Other securities	145,886	Foreign exchange	4
Loans and bills discounted	1,381,145	Foreign bills payable	4
Bills discounted	3,755	Other liabilities	9,164
Loans on bills	15,927	Income taxes payable	671
Loans on deeds	1,192,105	Accrued expenses	835
Overdrafts	169,356	Unearned revenue	410
Foreign Exchange	2,268	Deposits received from employees	1,178
Due from foreign banks (Our accounts)	2,261	Reserve for interest on installment savings	0
Foreign bills bought	0	Derivatives other than for trading—liabilities	2,975
Foreign bills receivable	7	Cash collateral received for financial instruments	300
Other assets	9,541	Lease obligations	2
Prepaid expenses	57	Asset retirement obligations	66
Accrued revenue	1,572	Other	2,722
Derivatives other than for trading—assets	4,231	Reserve for bonuses	521
Cash collateral paid for financial instruments	1,626	Reserve for retirement benefits	95
Other	2,053	Reserve for executive officers’ retirement benefits	61
Tangible fixed assets	10,365	Reserve for reimbursement of deposits	163
Buildings	5,430	Deferred tax liabilities	7,985
Land	3,506	Acceptances and guarantees	8,557

Lease assets	2	Total liabilities	1,852,863

Construction in progress	196	(Net assets)
Other tangible fixed assets	1,228	Capital stock	15,295
Intangible fixed assets	2,544	Capital surplus	11,144
Software	2,332	Capital reserve	11,144
Other intangible fixed assets	212	Retained earnings	69,604
Prepaid pension expenses	3,525	Retained earnings reserve	4,151
Customers’ liabilities for acceptances and guarantees	8,557	Other retained earnings	65,452
Reserves for possible loan losses	(3,984)	Reserve for advanced depreciation of non-current assets	41

Total assets	1,969,759	General reserve	61,704

		Retained earnings brought forward	3,707
		Treasury shares	(61)
		Total shareholders’ equity	95,982
		Valuation difference on available-for-sale securities	21,576
		Deferred gains or losses on hedges	(662)
		Total valuation and translation adjustments	20,913

		Total net assets	116,895

		Total liabilities and net assets	1,969,759

Statement of Income for the 205th Term (from April 1, 2016 to March 31, 2017)

(Unit: Million yen)

Item	Amount
Ordinary revenue		26,873
Interest revenue	17,736
Interest on loans and bills discounted	14,041
Interest and dividends on securities	3,568
Interest on call loans	23
Interest on due from banks	64
Other interest income	38
Fees and commissions	5,848
Fees and commissions on domestic and foreign exchange	1,069
Other fees and commissions	4,778
Other business revenue	1,776
Gains on foreign exchange transactions	227
Gains on sales of bonds	416
Revenue from derivatives other than for trading or hedging	1,132
Other revenue	1,511
Reversal of reserve for possible loan losses	193
Recoveries of written—off claims	0
Gain on sales of stocks and other securities	476
Other	841

Ordinary expenses		22,476
Interest expenses	1,597
Interest on deposits	711
Interest on negotiable certificates of deposit	48
Interest on payables under securities lending transactions	12
Interest on borrowed money	137
Interest on interest rate swaps	682
Other interest expenses	5
Fees and commissions payments	1,929
Fees and commissions on domestic and foreign exchange	263
Other fees and commissions	1,665
Other business expenses	113
Loss on trading account securities transactions	0
Loss on sales of bonds	113
General and administrative expenses	18,064
Other expenses	770
Written-off loans	44
Losses on sales of stocks and other securities	156
Losses on devaluation of stocks and other securities	74
Other	496

Ordinary income		4,397
Extraordinary income		104
Gain on disposal of non-current assets	0
Compensation for transfer	104
Extraordinary losses		246
Loss on disposal of non-current assets	104
Impairment loss	141

Income before income taxes		4,255
Income taxes-current	1,188
Income taxes-deferred	(162)
Total income taxes		1,026

Net income		3,229

Consolidated Financial Statements

1. Basis for Preparation of Consolidated Financial Statements

The definition of subsidiary companies and subsidiary corporations, etc. is based on Article 2, Paragraph 8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

(1)	Matters relating to scope of consolidation

(i)	Consolidated subsidiary companies and subsidiary corporations, etc.: 5 companies

Miegin Sogo-Lease Co., Ltd.

Miegin Card Co., Ltd.

Miegin Shinyo-Hosho Co., Ltd.

Miegin Computer Service Co., Ltd.

Miegin Institute of Research Co., Ltd.

(Miegin Business Service, Co., Ltd. is excluded from the scope of consolidation due to liquidation.)

(ii)	Non-consolidated subsidiaries, etc.

Not applicable

(2)	Matters relating to application of equity method

Not applicable

(3)	Matters relating to fiscal year, etc. of consolidated subsidiaries, etc.

The account closing day for the consolidated subsidiary companies and subsidiary corporations is as follows:

March 31:     5 companies

(4)	Matters relating to Special Purpose Companies Subject to Disclosure

Not applicable

(5)	Matters relating to amortization of goodwill

Not applicable

2. Consolidated Balance Sheet as at the End of the 205th Term (as at March 31, 2017)

(Unit: Million yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	103,835	Deposits	1,653,833
Call loans and bills bought	3,527	Negotiable certificates of deposit	99,400
Monetary claims bought	3,466	Payables under securities lending transactions	12,104
Trading account securities	72	Borrowed money	60,393
Securities	443,715	Foreign exchange	4
Loans and bills discounted	1,375,057	Other liabilities	15,984
Foreign exchange	2,268	Reserve for bonuses	573
Other	28,645	Liabilities for retirement benefits	182
Tangible fixed assets	10,768	Reserve for executive officers’ retirement benefits	61
Buildings	5,439	Reserve for reimbursement of deposits	163
Land	3,506	Deferred tax liabilities	8,132
Leased assets	2	Acceptances and guarantees	8,557

Construction in progress	196	Total liabilities	1,859,390

Other tangible fixed assets	1,622	(Net assets)
Intangible fixed assets	2,553	Capital stock	15,295
Software	2,336	Capital surplus	11,437
Other intangible fixed assets	216	Retained earnings	72,949
Net Defined Benefit Assets	3,693	Treasury shares	(61)
Deferred tax assets	289	Total shareholders’ equity	99,621
Customers’ liabilities for acceptances and guarantees	8,557	Valuation difference on available-for-sale securities	21,797
Reserve for possible loan losses	(5,264)	Deferred gains or losses on hedges	(662)

Total assets	1,981,186	Accumulated adjustments for retirement benefits	118

		Total accumulated other comprehensive income	21,252
		Non-controlling interests	920

		Total net assets	121,795

		Total liabilities and net assets	1,981,186

3. Consolidated Statement of Income for the 205th Term (from April 1, 2016 to March 31, 2017)

(Unit: Million yen)

Item	Amount
Ordinary revenue		32,721
Interest revenue	17,627
Interest on loans and bills discounted	14,043
Interest and dividends on securities	3,453
Interest on call loans and bills bought	23
Interest on due from banks	64
Other interest income	42
Fees and commissions	6,226
Other business revenue	1,776
Other revenue	7,091
Reversal of reserve for possible loan losses	190
Recoveries of written—off claims	0
Other	6,901

Ordinary expenses		27,790
Interest expenses	1,624
Interest on deposits	711
Interest on negotiable certificates of deposit	48
Interest on payables under securities lending transactions	12
Interest on borrowed money	164
Other interest expenses	688
Fees and commissions payments	1,757
Other business expenses	113
General and administrative expenses	19,055
Other expenses	5,239
Other	5,239

Ordinary income		4,931
Extraordinary income		105
Gain on disposal of non-current assets	1
Compensation for transfer	104
Extraordinary losses		246
Loss on disposal of non-current assets	104
Impairment loss	141

Income before income taxes and minority interests		4,789
Income taxes-current	1,380
Income taxes-deferred	(160)
Total income taxes		1,220
Net income		3,569
Net income attributable to non-controlling interests		20

Net income attributable to owners of parent		3,548

Certified Copy of Audit Report of the Accounting Auditor

Independent Auditor’s Report

May 10, 2017

To the Board of Directors of

The Mie Bank, Ltd.:

KPMG AZSA LLC
Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:
Yasuyuki Ando [seal]
Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:
Junko Kito [seal]
Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:
Yuichi Toyoda [seal]

Pursuant to Article 436, Paragraph 2, Item1of the Companies Act, we have audited the financial statements of The Mie Bank, Ltd. (the “Bank”) for the 205th fiscal year from April 1, 2016 to March 31, 2017; namely, the balance sheet, statement of income, statement of changes in shareholders’ equity, the related notes to the non-consolidated financial statements, and the accompanying supplemental schedules.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and the accompanying supplemental schedules in accordance with accounting principles generally accepted in Japan, and for the design and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of financial statements and the accompanying supplemental schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements and the accompanying supplemental schedules based on our audit from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain a reasonable assurance as to whether the financial statements and the accompanying supplemental schedules are free from material misstatement.

An audit involves the performance of procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the accompanying supplemental schedules. The procedures selected and applied depend on the auditor’s judgment, including an assessment on the risk of material misstatement in the financial statements and the accompanying supplemental schedules, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements and the accompanying supplemental schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes an evaluation of the appropriateness of accounting policies used and the method of applying the same, an evaluation of the reasonableness of accounting estimates made by management, and an evaluation of the overall presentation of the financial statements and the accompanying supplemental schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the financial statements and the accompanying supplemental schedules referred to above present fairly, in all material respects, the financial position of the Bank and the results of its operations for the year related to the said financial statements and the accompanying supplemental schedules in accordance with accounting principles generally accepted in Japan.

Interest

Our firm and the engagement partners do not have any interest in the Bank for which disclosure is required under the provisions of the Certified Public Accountants Act.

END

Certified Copy of Audit Report

of the Accounting Auditor relating to the Consolidated Financial Statements

Independent Auditor’s Report

May 10, 2017

To the Board of Directors of

The Mie Bank, Ltd.:

KPMG AZSA LLC
Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:
Yasuyuki Ando [seal]
Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:
Junko Kito [seal]
Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:
Yuichi Toyoda [seal]

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of The Mie Bank, Ltd. (the “Bank”) for the consolidated fiscal year from April 1, 2016 to March 31, 2017; namely, the consolidated balance sheet, consolidated statement of income and consolidated statement of changes in shareholders’ equity, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for the design and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain a reasonable assurance as to whether the consolidated financial statements are free from material misstatement.

An audit involves the performance of procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected and applied depend on the auditor’s judgment, including an assessment on the risk of material misstatement in the consolidated financial statements, whether due to fraud or error. In making such risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes an evaluation of the appropriateness of accounting policies used and the method for applying the same, an evaluation of the reasonableness of accounting estimates made by management, as well as an evaluation of the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the corporate group consisting of the Bank and its consolidated subsidiaries and the results of their operations for the year related to the said consolidated financial statements in accordance with accounting principles generally accepted in Japan.

Interest

Our firm and the engagement partners do not have any interest in the Bank for which disclosure is required under the provisions of the Certified Public Accountants Act.

END

Certified Copy of Audit Report of the Board of Corporate Auditors

Audit Report

With respect to the Directors’ performance of their duties during the 205th fiscal year (from April 1, 2016 to March 31, 2017), the Board of Corporate Auditors has prepared this audit report as a consensus of the opinion of all the Corporate Auditors, after deliberations based on the audit reports prepared by each Corporate Auditor, and hereby reports as follows:

1. Method and Contents of Audit by Corporate Auditors and the Board of Corporate Auditors

(1)	The Board of Corporate Auditors has established the audit policies, audit plan, etc., and received a report from each Corporate Auditor regarding the implementation status of their audits and the results thereof. In addition, the Board of Corporate Auditors has received reports from the Directors, etc., and the Accounting Auditor regarding the performance status of their duties, and requested explanations as necessary.

(2)	In conformity with the Corporate Auditors’ auditing standards established by the Board of Corporate Auditors, and in accordance with the audit policies and audit plan, etc., each Corporate Auditor: endeavored to facilitate a mutual understanding with the Directors, the Internal Audit Division and other employees, etc.; endeavored to collect information and maintain and improve the audit environment; and conducted the audit based on the following methods:

(i)	each Corporate Auditor attended the meetings of the Board of Directors and other important meetings, received reports on the performance status of duties from the Directors and employees, etc., and requested explanations as necessary, examined important approval/decision documents, etc., and inspected the status of the corporate affairs and assets at the head office and branches. Moreover, with respect to the subsidiaries, each Corporate Auditor endeavored to facilitate mutual understanding and exchanged information with the Directors, etc., of each subsidiary, visited each subsidiary, received reports from the subsidiaries on their respective business and inspected the status of the corporate affairs and assets thereof;

(ii)	with regard to (a) the contents of the Board of Directors’ resolutions regarding the development and maintenance of a system to secure the conformity with the laws and the Articles of Incorporation of the execution of the duties by the Directors and other systems that are set forth in Article 100 (1) and (3) of the Ordinance for Enforcement of the Companies Act of Japan as being necessary for securing the appropriateness of the corporate affairs of a corporate group consisting of a joint stock company (kabushiki kaisha) and its subsidiaries, and (b) the system (internal control system) established based on such resolutions, each Corporate Auditor received periodic reports on the status of establishment and operation thereof from the Directors and employees, etc., requested explanations as necessary, and stated their opinion; and

(iii)	each Corporate Auditor monitored and verified whether the Accounting Auditor had maintained its independence and properly conducted its auditing, received a report from the Accounting Auditor on the performance status of its duties, and requested explanations as necessary. Each Corporate Auditor was notified by the Accounting Auditor that it had established a “system to secure the appropriateness of the performance of its duties” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits” (as stipulated by the Business Accounting Council on October 28, 2005), etc., and requested explanations as necessary.

Based on the above-described methods, each Corporate Auditor examined the business report and the accompanying supplemental schedules, financial statements (balance sheet, statement of income, statement of changes in shareholders’ equity and notes to non-consolidated financial statements) and the accompanying supplemental schedules , as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in shareholders’ equity and notes to consolidated financial statements), for the fiscal year under consideration.

2. Results of Audit

(1)	Results of Audit of Business Report, etc.

(i)	We confirm that the business report and the accompanying supplemental schedules fairly present the status of the Bank in conformity with the applicable laws and regulations and the Articles of Incorporation of the Bank.

(ii)	We confirm that no misconduct or material fact constituting a violation of any law or regulation or the Articles of Incorporation of the Bank was found with respect to the Directors’ performance of their duties.

(iii)	We confirm that the Board of Directors’ resolutions with respect to the internal control systems are appropriate. We did not find any matter which needs to be mentioned with respect to the contents of the business report and the Directors’ performance of their duties concerning the internal control systems.

(2)	Results of Audit of Financial Statements and their Accompanying Supplemental Schedules

We confirm that the methods and results of the audit performed by the Accounting Auditor, KPMG AZSA LLC, are appropriate.

(3)	Results of Audit of Consolidated Financial Statements

We confirm that the methods and results of the audit performed by the Accounting Auditor, KPMG AZSA LLC, are appropriate.

May 11, 2017

Board of Corporate Auditors of The Mie Bank, Ltd.
Statutory Corporate Auditor:	Motohiro Yamaguchi [seal]
Statutory Corporate Auditor:	Eiji Maegawa [seal]
Outside Corporate Auditor:	Tsuneaki Furukawa [seal]
Outside Corporate Auditor:	Yuji Ito [seal]
Outside Corporate Auditor:	Sumie Yoshida [seal]

End

[Contents of Share Options]

“Share Transfer Plan (Copy)” Exhibit 3 to Exhibit 4

Exhibit 3

Summary of Terms for the First Unsecured Convertible Bond-Type Bonds with Share Options and 120% Call Option Provisions (with Provisions Relating to Subordination) of The Daisan Bank, Ltd.

This summary of terms for the first unsecured convertible bond-type bonds with share options and 120% call option provisions (with provisions relating to subordination) of The Daisan Bank, Ltd. (the “Bonds with Share Options”; among which, the bonds alone are referred to as the “Bonds”, and the share options alone are referred to as the “Share Options”) to be issued by The Daisan Bank, Ltd. (the “Bank”) in accordance with the resolution adopted at its board of directors meeting held on January 14, 2014, shall be as follows:

1. Total amount of Bonds	JPY 7 billion

2. Amount of each Bond	JPY 1 million

3. Application of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc.	The Bonds with Share Options are subject to the provisions of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc. (the “Book-Entry Transfer Act”), and shall be handled in accordance with the operational rules and other rules for the book-entry transfer services of a book-entry transfer institution (as defined in Section 25 hereof; the same shall apply hereinafter). No certificate shall be issued for the Bonds with Share Options, except for cases in which holders of the Bonds with Share Options (the “Bondholders”) may request the issuance of certificates for the Bonds with Share Options in accordance with the Book-Entry Transfer Act. If certificates for the Bonds with Share Options are issued in accordance with the Book-Entry Transfer Act, such certificates shall be in bearer form, and the Bondholders may not request that such certificates be in registered form.

4. Transfer of Share Options or Bonds	Pursuant to the provisions of the main clauses of Article 254, Paragraphs 2 and 3 of the Companies Act, with respect to the Bonds with Share Options, neither the Share Options nor the Bonds may be transferred on a stand-alone basis.

5. Interest rate of Bonds	The Bonds shall bear no interest.

6. Amount to be paid in for Bonds (issue amount)	JPY 100 per each JPY 100 of the amount of each Bond

7. Issue price of Bonds	JPY 102.5 per each JPY 100 of the amount of each Bond

8. Redemption price of Bonds	JPY 100 per each JPY 100 of the amount of each Bond If the Bank carries out early redemption of the Bonds, the amounts set forth in Sections 11(2) through (4) shall apply.

9. Security and guarantee

There is no security or guarantee attached to the Bonds with Share Options, nor is there any asset specifically reserved for the Bonds with Share Options.

10.	Bond administrator

(1)	Name of bond administrator Mizuho Bank Ltd.

(2)	Authority of bond administrator in the objection procedures for creditors

Notwithstanding the provisions of the main clause of Article 740, Paragraph 2 of the

Companies Act, in the objection procedures for creditors as set forth in Article 740, Paragraph 1, the bond administrator shall not raise objections on behalf of the Bondholders in the absence of a resolution of the bondholders meeting.

(3)	Resignation of bond administrator

(i)	In the case of the following, or if there are any other justifiable grounds, the bond administrator may resign by specifying a person to succeed to the bond administrator’s administration of bonds.

(a)	There is a conflict of interest or a risk thereof between the bond administrator and a Bondholder; or

(b)	The bond administrator intends to suspend or abolish all or a significant part of the services as a bond administrator.

(ii)	In the case of item (i) above, the Bank, the bond administrator and the person who succeeds to the bond administrator’s administration of bonds shall, without delay, take the procedures that become necessary as a result of such change of bond administrator.

11.	Redemption method and redemption due date of Bonds

(1)	The total amount of the principal of the Bonds shall be redeemed on April 30, 2019; provided, however, that early redemption shall be carried out in accordance with Sections 11(2) through (4), and acquisition and cancellation of the Bonds shall be carried out in accordance with Section 11(6).

(2)	Early redemption due to Reorganization

(i)	In the event that the Reorganization (as defined in item (v) below) is approved by a general meeting of shareholders of the Bank (or, if approval of a general meeting of shareholders is not necessary, then by a board of directors meeting), and if the Bank has delivered to the bond administrator, on or before the day of such approval (the “Reorganization Approval Date”), a certificate signed by the representative director of the Bank stating that the Bank does not currently anticipate that the Succeeding Company, etc. (as defined in item (vi) below; the same shall apply hereinafter) will be a company listed on any financial instruments exchange in Japan on the effective date of the relevant Reorganization, for any reason, then the Bank shall, having given public notice regarding necessary matters at least thirty (30) days prior to the redemption date (i.e. a date falling on or before the effective date of the relevant Reorganization; provided, however, that if the effective date of such Reorganization arrives within thirty (30) days from the Reorganization Approval Date, the redemption date shall be a date falling on or after the 30th day from the date of the such public notice), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with items (ii) through (iv) below (the “Reorganization Redemption Price”).

(ii)	The Reorganization Redemption Price shall be determined by reference to the following table (expressed as a percentage for each Bond amount) based on the Reference Parity (as defined in item (iii) below) and the redemption date.

Reorganization Redemption Price (%)

	Reference Parity
Redemption Date	80	90	100	110	120	130
January 29, 2014	98.25	102.03	107.00	113.25	120.89	130.00
January 29, 2015	98.90	102.49	107.30	113.44	120.98	130.00
January 29, 2016	99.46	102.81	107.42	113.37	120.78	130.00
January 29, 2017	99.82	102.89	107.33	113.23	120.70	130.00

January 29, 2018	99.87	102.44	106.65	112.66	120.45	130.00
January 29, 2019	99.70	100.53	103.81	110.57	120.00	130.00
April 26, 2019	100.00	100.00	100.00	110.00	120.00	130.00

(iii)	“Reference Parity” means:

(a)	if the consideration payable to the holders of ordinary shares of the Bank in connection with the relevant Reorganization consists of cash only, the amount of such cash paid per ordinary share divided by the Conversion Price (as defined in Section 13(6)(ii); the same shall apply hereinafter) in effect on the relevant Reorganization Approval Date (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and

(b)	in all cases other than (a) above, the average closing price (excluding indicative prices; the same shall apply hereinafter in this Section) for ordinary shares of the Bank in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days commencing on the Trading Day immediately following the date on which the terms and conditions of the relevant Reorganization (including the consideration payable or deliverable in connection with such Reorganization) are approved at a board of directors meeting of the Bank, as required under the Companies Act (or, if the terms and conditions of the relevant Reorganization are announced to the public later than the date of such resolution, immediately following the date of such public announcement), divided by the Conversion Price in effect on the last day of such period of five (5) consecutive Trading Days (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Bank in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator. In Section 11(2)(iii) and Section 11(3)(ii), “Trading Days” means any day on which the Tokyo Stock Exchange, Inc. is open for business, but does not include any day on which no closing price for ordinary shares of the Bank in a regular transaction is announced.

(iv)	If the Reference Parity or Redemption Date is not shown in the table in item (ii) above, the Reorganization Redemption Price shall be calculated by the following method:

(a)	If the Reference Parity falls between two values listed in the first line of the table in item (ii) above, or if the Redemption Date falls between two dates listed in the first column of such table, then the Reorganization Redemption Price shall be calculated by a straight-line interpolation between such two values or two dates based on the values shown in such table corresponding to such two values or two dates (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place), and shown as a percentage); provided, however, that interpolation between dates shall be calculated on the basis of a 365 day year.

(b)	if the Reference Parity is higher than the value shown in the far right column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value; and

(c)	if the Reference Parity is lower than the value shown in the far left column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value.

Provided, however, that the maximum amount of the Reorganization Redemption Amount shall be 130% of the amount of each Bond, and if the value calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above exceeds 130% of the amount of each Bond, the Reorganization Redemption Amount shall be 130% of the amount of each Bond. The minimum amount of the Reorganization Redemption Amount shall be 100% of the amount of each Bond, and if the number calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above falls below 100% of the amount of each Bond, the Reorganization Redemption Amount shall be 100% of the amount of each Bond.

(v)	“Reorganization” collectively means: a merger in which the Bank is to be an extinguishing company; an absorption type company split or incorporation type company split (limited to cases in which the Succeeding Company, etc. assumes the Bank’s obligations under the Bonds and delivers new share options in place of the Share Options); a share exchange or share transfer pursuant to which the Bank becomes a wholly owned subsidiary of another kabushiki kaisha (joint-stock company, “KK”); or any other corporate restructuring procedure under the laws of Japan, as a result of which the Bank’s obligations under the Bonds are assumed by another KK.

(vi)	“Succeeding Company, etc.” collectively means the KKs set forth in (a) through (f) below:

(a)	In the case of a merger (limited to cases in which the Bank is to be extinguished as a result of the merger): the KK surviving the absorption-type merger or the KK incorporated in the consolidation-type merger;

(b)	In the case of an absorption type company split: the KK succeeding in the absorption-type company split;

(c)	In the case of an incorporation type company split: the KK incorporated in the incorporation-type split;

(d)	In the case of a share exchange: the wholly owning parent KK resulting from the share exchange;

(e)	In the case of a share transfer: the wholly owning parent KK incorporated in the share transfer; and

(f)	In the case of a corporate restructuring procedure under the laws of Japan other than those set forth in (a) through (e) above: the KK assuming the Bank’s obligations under the Bonds.

(vii)	Once the Bank has given public notice in accordance with item (i) above, the Bank may not cancel the early redemption for which such public notice is given.

(3)	Early Redemption due to Delisting, etc.

(i)

If (a) any tender offer is made, in accordance with the Financial Instruments and Exchange Act of Japan, by a party or parties (the “Offeror”) other than the Bank to all holders of the ordinary shares of the Bank to acquire any ordinary shares of the Bank, (b) the Bank expresses its opinion to support such tender offer, (c) the Bank or the Offeror publicly announces or admits that the ordinary shares of the Bank may be delisted from all financial instrument exchanges in Japan, as a result of the acquisition of ordinary shares of the Bank pursuant to such tender offer (unless the Bank or the Offeror publicly announces its intention to use its best endeavors to continue the listing of the Bank after such tender offer), and (d) the Offeror acquires any ordinary shares of the Bank pursuant to such tender offer, then the Bank shall, having given public notice on necessary matters within fifteen (15) days from the acquisition date of the ordinary shares of the Bank pursuant to such tender offer (meaning the date on which settlement concerning such tender offer is commenced; the same shall apply hereinafter), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with item (ii) below (the “Delisting Redemption Price”), on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(ii)	The Delisting Redemption Price shall be calculated in the same manner as that set forth in Section 11(2) for the calculation of the Reorganization Redemption Price; provided, however, that the Reference Parity shall be:

(a)	if the consideration payable in connection with the relevant tender offer consists of cash only, the tender offer price in effect on the last day of the relevant tender offer period divided by the Conversion Price in effect on the same day (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and,

(b)	in all cases other than (a) above, the average closing price for ordinary shares of the Bank in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days ending on the last day of the tender offer period divided by the Conversion Price in effect on the last day of the tender offer period (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Bank in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator.

(iii)	Notwithstanding item (i) above, if, by the last day of the tender offer period pertaining to the relevant tender offer, the Bank or Offeror publicly announces its intention to effect a Reorganization after the date of acquisition of any ordinary shares of the Bank pursuant to the tender offer, then the provisions of item (i) above shall not apply; provided, however, that if the Reorganization Approval Date pertaining to such Reorganization does not arrive within sixty (60) days from the acquisition date of such shares, the Bank shall, having given public notice on necessary matters within fifteen (15) days after the last day of such sixty (60) day period, redeem all, and not only some, of the Bonds then outstanding at the Delisting Redemption Price, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(iv)	If both of the early redemption event set forth in Section 11(2) and the early redemption event set forth in item (i) or (iii) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2), if public notice is given in accordance with item (i) or (iii) above on any day before the Reorganization Approval Date, the Bonds shall be redeemed in accordance with this Section 11(3).

(v)	Once the Bank has given public notice in accordance with item (i) or (iii) above, the Bank may not cancel the early redemption for which such public notice is given.

(4)	120 % Call Option Provision

(i)	With regard to the twenty (20) consecutive Trading Days (“Trading Day” means a day on which a regular transaction of ordinary shares of the Bank is performed on the Tokyo Stock Exchange, Inc.; the same shall apply hereinafter) on which the closing price for ordinary shares of the Bank in a regular transaction is available on the Tokyo Stock Exchange, Inc., if such closing price for each Trading Day during such period of twenty (20) consecutive Trading Days is at least 120 percent of the Conversion Price in effect on each such Trading Day, then the Bank may, upon obtaining approval from the Financial Services Agency and having given public notice on necessary matters within fifteen (15) days from the last day of such period of twenty (20) consecutive Trading Days, redeem all, and not only some, of the Bonds then outstanding, at any time on or after January 29, 2016, at JPY 100 for each JPY 100 of the amount of each Bond, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

Notwithstanding the provisions of Section 13(7)(ii)(b), in the event that the Bank carries out the share split of the Bank’s ordinary shares or allotment of the Bank’s ordinary shares without consideration in relation to the ordinary shares of the Bank (hereinafter in this Section 11(4), the “Share Split, etc.”), in applying this 120 % call option provision with regard to the three (3) Trading Days from the day two (2) Trading Days preceding the record date (or, if no record date is determined, then the date immediately preceding the effective date; or, if the record date or such date immediately preceding the effective date does not fall on a Trading Day, the Trading Day immediately preceding such dates; the same shall apply hereinafter) of such Share Split, etc. to the record date of such Share Split, etc., the Conversion Price applicable on each such Trading Day shall be the Conversion Price calculated using the New Shares Issuance Conversion Price Adjustment Formula set forth in Section 13(7)(i), wherein the number of issued ordinary shares of the Bank on the corresponding date one (1) month prior to each such Trading Day (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such Trading Day), less the number of ordinary shares of the Bank held by the Bank as of such Trading Day shall be used as the number of issued shares, and the number of shares to be delivered pursuant to such Share Split, etc. shall be used as the number of shares to be delivered.

(ii)	If both of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii) and the early redemption event set forth in item (i) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2) or 11(3); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii), if public announcement is given in accordance with item (i) above before the Reorganization Approval Date or the acquisition date of ordinary shares of the Bank pursuant to such tender offer, the Bonds shall be redeemed in accordance with this Section 11(4).

(iii)	Once the Bank has given public notice in accordance with item (i) above, the Bank may not cancel the early redemption for which such public notice is given.

(5)	If the redemption date (including the redemption date publicly notified in accordance with the provisions of Sections 11(2) through 11(4), if the Bonds are redeemed in accordance with the provisions of each such Section) falls on a bank holiday, the payment shall be made on the immediately preceding bank business day.

(6)

The Bank may, at any time on or after the day following the pay-in date (as defined in Section 23), acquire the Bonds with Share Options by obtaining prior approval from the Financial Services Agency, unless otherwise provided by laws and regulations or rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution. If the Bank cancels the Bonds acquired, the

Share Options shall extinguish as a result of their becoming non-exercisable in accordance with Section 13(5).

(7)	Redemption of the Bonds is subject to the provisions relating to subordination set forth in Section 12, in addition to this Section 11.

12.	Provisions relating to Subordination

(1)	If a decision is made for the commencement of bankruptcy proceedings, corporate reorganization proceedings, or civil rehabilitation proceedings with regard to the Bank, or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than laws of Japan with regard to the Bank, the Bonds shall be redeemed in accordance with the following provisions:

(i)	Bankruptcy Proceedings

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Bank before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts to be added to the distribution set forth in the distribution list (if such distribution list is revised, the revised distribution list) and payable as the final distribution under the bankruptcy proceedings, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full through interim distribution, final distribution, additional distribution or any other distribution permitted under the laws and regulations (including by distribution and escrow).

(ii)	Corporate Reorganization Proceedings

If a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Bank before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts listed in the reorganization plan in effect as at the time when an order to confirm the reorganization plan becomes final and binding with regard to the Bank, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iii)	Civil Rehabilitation Proceedings

If a decision is made for the commencement of rehabilitation proceedings with regard to the Bank before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions; provided, however, that, after a decision is made for the commencement of rehabilitation proceedings, if an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, the right to claim payment of the principal of the Bonds shall be in the same force and effect retrospectively as it was as of the date on which the decision to commence the rehabilitation proceedings was made.

(Conditions Precedent)

Any and all debts listed in the rehabilitation plan in effect as at the time when an order to confirm the rehabilitation plan becomes final and binding with regard to the Bank, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iv)	Insolvency Proceedings under laws other than the laws of Japan

If bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceeding, or any other proceedings substantially similar thereto are commenced outside Japan with regard to the Bank under any laws other than the laws of Japan, in accordance with proceedings substantially similar to items (i) through (iii) hereof, the right to claim payment of the principal of the Bonds shall become effective in such proceedings only if conditions substantially similar to the conditions precedent set forth in items (i) through (iii) hereof are satisfied; provided, however, that if such conditions are not allowed to be attached in such proceedings, the right to claim payment of the principal of the Bonds shall become effective, without regard to such conditions.

(2)	Prohibition on Amendment Adversely Affecting Senior Creditors

No provision of this summary of terms may be amended in any respect that could have an adverse effect on any or all senior creditors, and any agreement on such amendment shall be null and void to any and all persons in all respects. In this case, a senior creditor means a person who has a claim to any debts owed by the Bank other than debts arising from the Bonds and any debts with conditions that are substantially the same as or subordinated to those under Sections 12(1)(i) through (vi) (provided, however, that, except for the conditions set forth in Section 12(1)(iii), debts with conditions that are substantially the same as those under Section 12(1) shall be deemed as debts with conditions that are substantially the same as those under Sections 12(1)(i) through (vi)).

(3)	Prohibition on Payment in breach of Subordination Agreement

If all or part of the principal of the Bonds is paid to bondholders even when a right to claim payment of the principal of the Bonds has not become effective in accordance with Sections 12(1)(i) through (iv), such payment shall be null and void, and the bondholders receiving such payment shall forthwith repay such principal to the Bank.

(4)	Prohibition of Set-off

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Bank; or if a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Bank; or if a decision is made for the commencement of civil rehabilitation proceedings (provided, however, that this shall not include cases in which: an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, after a decision is made for the commencement of rehabilitation proceedings); or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than the laws of Japan with regard to the Bank, the right to claim payment of the principal of the Bonds may not be used to offset any debt, unless the condition set forth in the respective item of Sections 12(1)(i) thorough (iv) is fulfilled.

(5)	If bankruptcy proceedings have commenced with regard to the Bank, in accordance with the provision of Section 12(1), the right to claim payment of the principal of the Bonds shall be subordinated to a subordinate bankruptcy claim prescribed in the Bankruptcy Act in the order of priority for receiving a liquidation distribution in the bankruptcy proceedings.

13.	Matters regarding the Share Options

(1)	Number of Share Options attached to the Bonds

The number of Share Options attached to each Bond shall be one, and the Bank shall issue 7,000 Share Options in total.

(2)	Amount of money to be paid-in for each Share Option

The persons who accept the Share Options shall not be required to pay-in any money in exchange for the Share Options.

(3)	Class of shares subject to Share Options, and method for calculating the number of shares subject to Share Options

The class of shares subject to the Share Options shall be the ordinary shares of the Bank, and the number of ordinary shares to be delivered by the Bank upon the exercise of an option shall be the number obtained by dividing the total amount of the Bonds with Share Options subject to the exercise of an option by the Conversion Price applicable as at the effective date of such exercise of the option. Any fraction less than one (1) share resulting from such calculation shall be disregarded and no cash adjustments will be made.

(4)	Exercise period for Share Options

The holders of Share Options for the Bonds with Share Options (the “Holders of Share Options”) may exercise their Share Options at any time between March 3, 2014 and April 25, 2019 and request delivery of ordinary shares of the Bank as set forth in Section 13(3); provided, however, that the Share Options cannot be exercised during any of the following periods:

(i)	The day when shareholders of the ordinary shares of the Bank are finalized and the preceding business day (meaning a day which does not fall on a non-business day for the book-entry transfer institution; the same shall apply hereinafter);

(ii)	Any day deemed necessary by the book-entry transfer institution;

(iii)	If the Bonds are redeemed on or prior to April 25, 2019 in accordance with Sections 11(2) through (4), on or after the business day immediately preceding the day on which principal is paid with regard to such redemption; and

(iv)	For the purpose of a Reorganization in which the share options of a Succeeding Company, etc. will be delivered, if it is necessary for the Bank to suspend the exercise of Share Options, the period during which the exercise will be suspended (such period not to exceed one (1) month). In such a case, the Bank shall give the bond administrator prior written notice explaining the said suspension period and other necessary matters and also give public notice on such necessary matters at least one (1) month prior to the commencement date of such period.

In this Section 13(4), the period during which Share Options may be exercised shall be hereinafter referred to as the “Exercise Period”.

(5)	Other terms for exercise of Share Options

If the Bank acquires the Bonds with Share Options and cancels the Bonds, the Holders of the Share Options may not exercise such Share Options with regard to such Bonds. In addition, each of the Share Options may not be exercised in part.

(6)	Details and value of assets to be paid-in upon the exercise of Share Options

(i)	Upon the exercise of each Share Option, a Bond with Share Option shall be paid as consideration and the value of such Bond shall be equivalent to the amount to be paid-in for the Bond.

(ii)	The price to be used in calculating the number of ordinary shares of the Bank to be delivered upon the exercise of each Share Options (the “Conversion Price”; provided, however, that in Section 13(14), the “Conversion Price” means the price to be used in calculating the number of ordinary shares of the Succeeding Company, etc. to be delivered upon the exercise of Succeeded Share Options (as defined in Section 13(14)(i))) shall initially be set at JPY 206, subject to adjustment in accordance with the provisions of Sections 13(7) through (10) as the case may be.

(7)	(i) If, for any of the reasons listed in item (ii) below, there is a change in the number of ordinary shares of the Bank after the issuance of the Bonds with Share Options or there is a possibility that such a change may occur, the Bank shall adjust the Conversion Price in accordance with the following formula (the “New Share Issuance Conversion Price Adjustment Formula”).

Conversion Price after Adjustment	=	Conversion Price before Adjustment	x	Number of Issued Shares	+	Number of Shares to be Delivered	x	Paid-in Amount per Share
Market value

Number of Issued Shares + Number of Shares to be Delivered

(ii)	The following provisions set forth cases in which adjustments are made to the Conversion Price using the New Share Issuance Conversion Price Adjustment Formula, as well as the timing for applying such Conversion Price after adjustment.

(a)	In the case of the solicitation of the purchase of the ordinary shares of the Bank at a paid-in amount lower than the Market Value (as defined in Section 13(9)(iii); the same shall apply hereinafter):

The Conversion Price after adjustment shall apply on and after the day immediately following the pay-in date (or, if the pay-in period is established upon solicitation, then the last day of the relevant pay-in period; the same shall apply hereinafter in this Section); provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Bank, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(b)	In the case of the ordinary shares of the Bank being subject to a share split or share allotment without consideration:

The Conversion Price after adjustment shall apply: on and after the day immediately following the record date for such share split in the case of a share split; or on and after the day immediately following the effective date of a share allotment without consideration in the case of a share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Bank, the Conversion Price after adjustment shall apply on and after the day immediately following such record date in relation to the allotment of ordinary shares of the Bank without consideration.

(c)	In the case of an issuance of shares with put options, shares subject to call, or share options subject to call (including those attached to bonds with share options) that provide for delivery of ordinary shares of the Bank at a price lower than the Market Value, or share options (including those attached to bonds with share options) that allow for a request for delivery of ordinary shares of the Bank at a price lower than the Market Value (the “Shares with Put Options, etc.”):

The Conversion Price after adjustment shall be calculated by assuming that all of such put options, call options, or share options have been exercised or applied in accordance with their original terms, and shall apply on and after the day immediately following the pay-in date (or in the case of share options and bonds with share options, the allotment date) or the effective date of share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Bank, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(d)	In the case of ordinary shares of the Bank or Shares with Put Options, etc. being allotted to the holders of the ordinary shares of the Bank, if the record date for such allotment falls before the date on which such allotment is approved by the general meeting of shareholders, board of directors, or other body of the Bank, then, notwithstanding the provisions of (a) through (c) above, the Conversion Price after adjustment shall apply on and after the day following the date on which such approval is granted; provided, however, that, in such case, ordinary shares of the Bank shall be delivered, after the date on which such approval is granted, to Holders of Share Options who have requested to exercise such Share Options not earlier than the date immediately following such record date but not later than the date on which such approval was granted, in accordance with the following formula. The provisions of Section 13(18) shall apply in a corresponding manner to the delivery of such shares.

Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(8)	(i) If the Bank makes any special dividends in accordance with item (ii) below after issuing Bonds with Share Options, the Bank shall adjust the Conversion Price in accordance with the following formula (the “Special Dividend Conversion Price Adjustment Formula”; and the Special Dividend Conversion Price Adjustment Formula and the New Share Issuance Conversion Price Adjustment Formula shall be collectively referred to as the “Conversion Price Adjustment Formula”).

Conversion Price after Adjustment	=	Conversion Price before Adjustment	x	Market Price - Amount of Per-Share Special Dividend
Market Price

“Per-Share Special Dividend” means the amount of the special dividend divided by the number of shares subject to Share Options for the amount of each Bond (JPY 1,000,000) as of the last record date during the fiscal year related to a distribution of dividends of surplus. The Per-Share Special Dividend shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(ii)	“Special Dividend” means any excess amount obtained when the cumulative amount of surplus dividends per share for the ordinary shares of the Bank on each record date during any of the following fiscal years (limited to the case in which the assets to be distributed as dividends are cash, including money payable pursuant to the provisions of Article 455, Paragraph 2 and Article 456 of the Companies Act) multiplied by the number of shares subject to Share Options for the amount of each Bond (JPY 1,000,000) as of such record date, in the relevant fiscal year, exceeds the amount calculated by multiplying JPY 24,270 by the ratio set forth below for the relevant fiscal year (such ratio to be amended in a reasonable manner if the Bank changes its fiscal year):

Fiscal year ending March 31, 2014	1.20
Fiscal year ending March 31, 2015	1.44
Fiscal year ending March 31, 2016	1.73
Fiscal year ending March 31, 2017	2.07
Fiscal year ending March 31, 2018	2.49
Fiscal year ending March 31, 2019	2.99

(iii)	Adjustment of the Conversion Price due to special dividends shall apply on and after the 10th day of the month following the month including the day on which a resolution to distribute dividends of surplus has been adopted pursuant to Article 454 or Article 459 of the Companies Act for the final record date in relation to distributions in each fiscal year.

(9)	The following provisions shall apply to the adjustment of the Conversion Price.

(i)	If the difference between the Conversion Price after adjustment calculated using the Conversion Price Adjustment Formula and the Conversion Price before adjustment is less than one whole yen, no adjustment shall be made to the Conversion Price; provided, however, that if, subsequently, there are any events which require the adjustment of the Conversion Price and the Conversion Price is recalculated, then the amount of the Conversion Price before adjustment less the foregoing difference shall be used in lieu of the Conversion Price before adjustment in the Conversion Price Adjustment Formula.

(ii)	The Conversion Price Adjustment Formula shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iii)	The “Market Price” used in the Conversion Price Adjustment Formula shall be the average daily closing price (including indicative prices) for ordinary shares of the Bank on the Tokyo Stock Exchange, Inc. for the thirty (30) Trading Days (excluding days on which there is no closing price) commencing on the 45th Trading Day prior to: (a) the date on which the Conversion Price after adjustment is applied in the case of the New Share Issuance Conversion Price Adjustment Formula (or the relevant record date in the case of Section 13(7)(ii)(d)), or (b) the last record date for the distributions in the relevant fiscal year in the case of the Special Dividend Conversion Price Adjustment Formula.

In such case, the average price shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iv)

The “Number of Issued Shares” used in the New Share Issuance Conversion Price Adjustment Formula shall be the number of issued ordinary shares of the Bank (a) on the record date, if any, for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Bank, or (b) if there is no record date, then on the corresponding date one (1) month prior to the day on which the Conversion Price after adjustment applies (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such application date), less the number of ordinary shares of the Bank held by the Bank as of such date, plus the number of ordinary shares of the Bank not yet delivered that are deemed to be the number of shares to be delivered in accordance with Section 13(7) or (10) before adjustment is made to such Conversion Price. In the case of a share split of the ordinary shares of the Bank, the number of shares to be delivered used in the New Share Issuance Conversion Price Adjustment Formula shall not include the number of ordinary shares of the Bank to be allotted to the ordinary shares of the Bank held by the Bank as of the record date.

(10)	In addition to the Conversion Price adjustment carried out pursuant to Sections 13 (7) through (9), in the case of the following, the Bank shall perform the necessary Conversion Price adjustment through mutual consultation with the bond administrator:

(i)	a Conversion Price adjustment being necessary due to a share consolidation, decrease in the amount of share capital or capital reserve, merger (excluding cases in which the Bank is disappearing as a result of the merger), share exchange or company split;

(ii)	in addition to item (i) above, a Conversion Price adjustment being necessary due to an event which causes any change or potential change to the number of issued ordinary shares of the Bank;

(iii)	a Conversion Price adjustment being necessary due to an allotment of class shares, other than ordinary shares, to holders of the ordinary shares of the Bank without consideration;

(iv)	a Conversion Price adjustment being necessary due to a distribution of dividends of surplus wherein the assets to be distributed as dividends are not cash economically constituting a special dividend; or

(v)	two (2) or more events requiring an adjustment of the Conversion Price coincide, and it being necessary to consider the effect of one of these events on the Market Price to be used in calculating the Conversion Price after adjustment based on the other event.

(11)	In adjusting the Conversion Price pursuant to Sections 13(7) through (10), the Bank shall give the bond administrator prior written notice explaining the reasons for the conversion, the Conversion Price before adjustment, the Conversion Price after adjustment, the date of application thereof and other necessary matters, and also give public notice on such necessary matters by the date immediately preceding such application date. In the case of Section 13(7)(ii)(d), or if the aforementioned public announcement otherwise cannot be made by the date immediately preceding such application date, then it shall be made promptly after such application date.

(12)	Amount of share capital and capital reserve to be increased upon the issuance of shares pursuant to exercise of Share Options

The amount of share capital to be increased upon the issuance of shares pursuant to an exercise of the Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase in capital reserve shall be the amount obtained by deducting the amount of the increase in share capital from the upper limit of the capital increase.

(13)	Grounds for acquisition of Share Options

There are no grounds for the acquisition of Share Options.

(14)	Succession of the Bonds with Share Options by the Succeeding Company, etc., upon the Bank’s Reorganization

(i)

Except where the Bank carries out early redemption of the Bonds pursuant to Section 11(2), if the Bank carries out a Reorganization (limited to the case in which the ordinary shares of the Succeeding Company, etc., will be allotted to the shareholders of the Bank), the Bank will allot the share options of the Succeeding Company, etc. (the “Succeeded Share Option”) to the Holders of Share Options outstanding immediately before the effective date of the Reorganization, on the terms set forth in item (ii) below. In such case, on the effective date of the Reorganization, the Share Options will be extinguished, the obligations under the Bonds will be succeeded to by the Succeeding Company, etc. (the Bonds succeeded to by the Succeeding Company, etc., shall be hereinafter referred to as the “Succeeded Bonds”), the Succeeded Share Options will become share options attached to the Succeeded Bonds and the Holders of Share Options will become the holders of Succeeded Share Options. The provisions relating to the Share Options in this summary of terms shall apply in a corresponding manner to the Succeeded Share Options.

(ii)	The details of the Succeeded Share Options shall be as set forth below:

(a)	Number of Succeeded Share Options

The number of Succeeded Share Options shall be the same as the number of Share Options outstanding immediately before the effective date of the Reorganization.

(b)	Class of shares subject to Succeeded Share Options

The class of shares subject to the Succeeded Share Options shall be the ordinary shares of the Succeeding Company, etc.

(c)	Method for calculating the number of shares subject to Succeeded Share Options

The number of shares subject to the Succeeded Share Options shall be the number obtained by dividing the total amount of the Succeeded Bonds with Succeeded Share Options subject to the exercise of an option by the Conversion Price set forth in (d) below. Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(d)	Conversion Price of Succeeded Bonds with Succeeded Share Options

The Conversion Price of the Succeeded Bonds with Succeeded Share Options shall be set at a price such that the economic value obtained by the holder of the Succeeded Share Options pursuant to an exercise of the Succeeded Share Options immediately after the effective date of the Reorganization will be equivalent to the economic value obtained by the Holder of Share Options pursuant to an exercise of the Share Options immediately before the effective date of the Reorganization. The Conversion Price of the Succeeded Bonds with Succeeded Share Options on and after the effective date of the Reorganization shall be adjusted in accordance with Sections 13(7) through (10).

(e)	Details and value of assets to be paid in upon the exercise of Succeeded Share Options

Upon the exercise of each Succeeded Share Option, a Succeeded Bond with Succeeded Share Option shall be paid as consideration and the value of such Succeeded Bond shall be equivalent to the amount to be paid-in for the Bond.

(f)	Exercise period for Succeeded Share Options

From the effective date of the Reorganization (or, if the Bank prescribes the period during which the exercise will be suspended as set forth in Section 13(4)(iv), the effective date of the Reorganization or the day on which the banks are open for business immediately following the last day of such period of suspension, whichever occurs later) to the last date of the Exercise Period for Share Options as set forth in Section 13(4).

(g)	Amount of increase of share capital and capital reserve upon the issuance of shares pursuant to exercise of Succeeded Share Options

The amount of increase of share capital upon the issuance of shares pursuant to an exercise of the Succeeded Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any

fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase of capital reserve shall be the amount obtained by deducting the amount of increase of share capital from the upper limit of the capital increase.

(h)	Other terms for exercise of Succeeded Share Options

If the Bank acquires the Succeeded Bonds and cancels such Succeeded Bonds, the holders of the Succeeded Share Options may not exercise such Succeeded Share Options with regard to such Succeeded Bonds. Each of the Succeeded Share Options may not be exercised in part.

(i)	Grounds for acquisition of Succeeded Share Options

There are no grounds for the acquisition of Succeeded Share Options.

(15)	Requests to exercise Share Options shall be received and handled at the place set forth in Section 24 (the “Place for Receiving Exercise Requests”).

(16)	(i) Holders of Share Options wishing to exercise their Share Options shall notify the Place for Receiving Exercise Requests of the matters specified by the Bank as the matters required for the exercise of the options during the Exercise Period, through the book-entry transfer institution or account management institution (the “Immediately Superior Institution”) with which the Holders of Share Options has opened accounts to make book-entries for the Bonds with Share Options.

(ii)	Once the matters required for the exercise of options have been notified to the Place for Receiving Exercise Requests, the person who has made such notification may not rescind the same thereafter.

(17)	An exercise of Share Options shall become effective on the day on which the notice regarding the matters required for the exercise of the options arrives at the Place for Receiving Exercise Requests. Once an exercise of Share Options becomes effective, the Bonds pertaining to such Share Options shall be deemed due and payable.

(18)	After the exercise of options becomes effective, the Bank shall deliver shares to the Holder of Share Options who has exercised such Share Options by recording an increase in transferred shares in the ownership column of the transfer account book maintained at the Immediately Superior Institution specified by such Holder of Share Options.

(19)	If it becomes necessary for the Bank to replace certain provisions of this summary of terms or to take any other measures as a result of the abolishment of provisions relating to the number of shares constituting one (1) unit or a similar event, the Bank and the bond administrator shall, through mutual consultation, take such necessary measures.

14.	Financial special provisions

There are no financial special provisions attached to the Bonds with Share Options.

15.	Acceleration clause

There is no acceleration clause set forth for the Bonds with Share Options.

16.	Regular reporting to bond administrator

(1)	The Bank shall, from time to time, report an overview of its business to the bond administrator, and shall also notify the bond administrator in writing of the financial results for each fiscal year and any distribution of dividends of surplus (including interim dividends as prescribed in Article 454, Paragraph 5 of the Companies Act) immediately after such resolution is adopted at a meeting of the board of directors. The same shall apply if the Bank prepares a provisional financial statement as at a certain day as prescribed in Article 441, Paragraph 1 of the Companies Act.

(2)

The Bank shall submit to the bond administrator: an annual securities report prepared in accordance with the Financial Instruments and Exchange Act and copies of the attached materials within three (3) months after the end of the relevant business year; and copies of quarterly securities reports within forty-five (45) days (or within sixty (60) days in the case of the second quarter) after the end of each relevant quarter.

Letters of confirmation as prescribed in Article 24-4-2 of the Financial Instruments and Exchange Act, and internal control reports as prescribed in Article 24-4-4 thereof, shall be submitted in a manner similar to the manner in which each of the foregoing documents is handled. If the Bank has submitted an extraordinary report or amendment report to a director general of the local finance bureau, etc., the Bank shall submit the same to the bond administrator without delay; provided, however, that if the Bank carries out an electronic disclosure procedure in accordance with Article 27-30-3 of the Financial Instruments and Exchange Act, with regard to the annual securities report, quarterly securities report or extraordinary report, or an amendment report of any of the foregoing (including the attached materials thereof, hereinafter, the “Report, etc.”), the Bank may notify the bond administrator to the effect that the Bank has submitted such Report, etc. to the director general of the local finance bureau, etc., instead of submitting the Report, etc. and the documents set forth in (1) above to the bond administrator.

17.	Notification to bond administrator

(1)	Upon the occurrence of any event to be entered in the bond register or share option register or any change in the matters entered in such register after the issuance of the Bonds with Share Options, the Bank shall, without delay, make a statement to that effect in the bond register or share option register and also provide written notification to the bond administrator to such effect.

(2)	Before carrying out any of the following, the Bank shall provide written notification to the bond administrator to such effect:

(i)	transferring or loaning any asset of the Bank that is essential to the Bank’s business operations;

(ii)	entrusting all or a significant part of the business of the Bank to a third party;

(iii)	suspending or abolishing all or a significant part of the business of the Bank;

(iv)	reducing the amount of share capital or capital reserve, thereby causing a material impact on the Bank’s business operations;

(v)	conducting an organizational change, merger or company split, or becoming a wholly owned subsidiary of other company through share exchange or share transfer;

(vi)	company dissolution; or

(vii)	publicly announcing a fact pertaining to Section 11(2) or 11(3).

18.	Investigative authority of bond administrator

(1)	Upon exercise of its authority in accordance with the provisions of a bond administration entrustment contract for the Bonds, the bond administrator may request a submission of reports with regard to the business, accounting, books and documents, etc. of the Bank, the Bank’s consolidated subsidiaries and equity-method affiliates, or conduct an investigation, either by itself or by dispatching a third party, with regard to the business, accounting, books and documents, etc. of the Bank, the Bank’s consolidated subsidiaries and the Bank’s equity-method affiliates.

(2)	In the case of (1) above, if the bond administrator conducts an investigation on the Bank, the Bank’s consolidated subsidiaries and the Bank’s equity-method affiliates, the Bank shall provide the bond administrator with cooperation to the extent reasonable and necessary for the protection of the bondholders’ interests.

19.	Notice and public notice of early redemption

(1)	If the Bank carries out early redemption of the Bonds in accordance with Section 11(2), the Bank shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least sixty (60) days prior to the expected redemption date.

(2)	If the Bank carries out early redemption of the Bonds in accordance with Section 11(3), the Bank shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the acquisition date of ordinary shares of the Bank pursuant to such tender offer (or the last day of the sixty (60) day period, in the case of the proviso to Section 11(3)(iii)).

(3)	If the Bank carries out early redemption of the Bonds in accordance with Section 11(4), the Bank shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the last day of the twenty (20) consecutive Trading Days set forth in Section 11(4).

(4)	If the Bank carries out early redemption of the Bonds in accordance with Sections 11(2) through (4), the Bank shall make public notice of such early redemption using the method set forth in Section 20.

20.	Method for giving public notice

In the case of the Bank giving public notice to the bondholders regarding the Bonds with Share Options, the Bank shall give such public notice by way of electronic public notice as prescribed in the Articles of Incorporation of the Bank, unless otherwise prescribed by law or ordinance; provided, however, that if the Bank is not able to give electronic public notices due to accidents or any other unavoidable reasons, such notice shall be given by publication in a newspaper prescribed in the Articles of Incorporation of the Bank, as well as one or more types of newspapers issued respectively in Tokyo and Osaka (any overlapping newspaper may be omitted), or by other method approved by the bond administrator. If the bond administrator gives public notice assuming that such public notice is necessary for bondholders, the bond administrator shall give such public notice by a method prescribed in the Articles of Incorporation of the bond administrator.

21.	Public notification of summary of terms for Bonds and deed of bond administration entrustment

The Bank and the bond administrator shall respectively maintain certified copies of the summary of terms for the Bonds with Share Options and the deed of bond administration entrustment in their head office and make them available for public inspection during their hours of operation.

22.	Matters regarding bondholders’ meetings

(1)	A bondholders’ meeting for the Bonds with Share Options shall be organized by bondholders of the bonds of the class (meaning the “class” as prescribed in Article 681, Item (1) of the Companies Act) identical to the Bonds (the “Bonds of such Class”), and shall be convened by the Bank or the bond administrator. The Bank or the bond administrator shall give public notice on the convocation of such bondholders’ meeting as well as the matters prescribed in Article 719 of the Companies Act, by at least three (3) weeks prior to the date of such meeting.

(2)	The bondholders’ meetings for the Bonds of such Class shall be held in Tokyo.

(3)	Bondholders holding one tenth or more of the total amount of the Bonds of such Class (excluding amounts already redeemed and the total amount of such bonds held by the Bank) may demand that a bondholders’ meeting be convened by providing the Bank or the bond administrator with written notice detailing the matters that form the purpose of such bondholders’ meeting and the reasons for the convocation, after presenting the documents prescribed in Article 222, Paragraph 3 of the Book-Entry Transfer Act, regarding the Bonds with Share Options, to the bond administrator.

23.	Pay-in date (Allotment date of Share Options)

January 29, 2014

24.	Place for Receiving Exercise Request

Administrator of Shareholder Registry: Securities Clearing Division, Sumitomo Trust and Banking Co., Ltd.

25.	Book-entry transfer institution

Japan Securities Depository Center, Inc.

26.	Payment of redemption amount

The redemption amount of the Bonds shall be paid in accordance with rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution.

27.	Issuing agent and paying agent

Mizuho Bank Ltd.

END

Exhibit 4

Summary of Terms for the First Unsecured Convertible Bond-Type Bonds with Share Options and 120% Call Option Provisions (with Provisions Relating to Subordination) of San ju San Financial Group, Inc.

With regard to the succession by San ju San Financial Group, Inc. (the “Company”) of the first unsecured convertible bond-type bonds with share options and 120% call option provisions (with provisions relating to subordination) of The Daisan Bank, Ltd. (“Daisan Bank”) issued by Daisan Bank (the “Daisan Bank Bonds with Share Options”) as the first unsecured convertible bond-type bonds with share options and 120% call option provisions (with provisions relating to subordination) of the Company (the “Bonds with Share Options”; among which, the bonds alone are referred to as the “Bonds”, and the share options alone are referred to as the “Share Options”) in accordance with Section 13(14) of the summary of terms for the Daisan Bank Bonds with Share Options as a result of a share transfer in which The Mie Bank, Ltd. and Daisan Bank shall be the wholly owned subsidiary companies resulting from the share transfer and the Company shall be the wholly owning parent company resulting from the share transfer (the “Share Transfer”), this summary of terms shall be applied to the Bonds with Share Options.

1. Total amount of Bonds	Among the initial debt amount of JPY 7 billion for the bonds for the Daisan Bank Bonds with Share Options, the amount not yet redeemed as at the time immediately before the Share Transfer becomes effective.

2. Amount of each Bond	JPY 1 million

3. Application of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc.	The Bonds with Share Options are subject to the provisions of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc. (the “Book-Entry Transfer Act”), and shall be handled in accordance with the operational rules and other rules for the book-entry transfer services of a book-entry transfer institution (as defined in Section 25 hereof; the same shall apply hereinafter). No certificate shall be issued for the Bonds with Share Options, except for cases in which holders of the Bonds with Share Options (the “Bondholders”) may request the issuance of certificates for the Bonds with Share Options in accordance with the Book-Entry Transfer Act. If certificates for the Bonds with Share Options are issued in accordance with the Book-Entry Transfer Act, such certificates shall be in bearer form, and the Bondholders may not request that such certificates be in registered form.

4. Transfer of Share Options or Bonds	Pursuant to the provisions of the main clauses of Article 254, Paragraphs 2 and 3 of the Companies Act, with respect to the Bonds with Share Options, neither the Share Options nor the Bonds may be transferred on a stand-alone basis.

5. Interest rate of Bonds	The Bonds shall bear no interest.

6. Amount to be paid in for Bonds (issue amount)	JPY 100 per each JPY 100 of the amount of each Bond

7. Issue price of Bonds	JPY 102.5 per each JPY 100 of the amount of each Bond

8. Redemption price of Bonds	JPY 100 per each JPY 100 of the amount of each Bond If the Company carries out early redemption of the Bonds, the amounts set forth in Sections 11(2) through (4) shall apply.

9. Security and guarantee

There is no security or guarantee attached to the Bonds with Share Options, nor is there any asset specifically reserved for the Bonds with Share Options.

10.	Bond administrator

(1)	Name of bond administrator

Mizuho Bank Ltd.

(2)	Authority of bond administrator in the objection procedures for creditors

Notwithstanding the provisions of the main clause of Article 740, Paragraph 2 of the Companies Act, in the objection procedures for creditors as set forth in Article 740, Paragraph 1, the bond administrator shall not raise objections on behalf of the Bondholders in the absence of a resolution of the bondholders meeting.

(3)	Resignation of bond administrator

(i)	In the case of the following, or if there are any other justifiable grounds, the bond administrator may resign by specifying a person to succeed to the bond administrator’s administration of bonds.

(a)	There is a conflict of interest or a risk thereof between the bond administrator and a Bondholder; or

(b)	The bond administrator intends to suspend or abolish all or a significant part of the services as a bond administrator.

(ii)	In the case of item (i) above, the Company, the bond administrator and the person who succeeds to the bond administrator’s administration of bonds shall, without delay, take the procedures that become necessary as a result of such change of bond administrator.

11.	Redemption method and redemption due date of Bonds

(1)	The total amount of the principal of the Bonds shall be redeemed on April 30, 2019; provided, however, that early redemption shall be carried out in accordance with Sections 11(2) through (4), and acquisition and cancellation of the Bonds shall be carried out in accordance with Section 11(6).

(2)	Early redemption due to Reorganization

(i)	In the event that the Reorganization (as defined in item (v) below) is approved by a general meeting of shareholders of the Company (or, if approval of a general meeting of shareholders is not necessary, then by a board of directors meeting), and if the Company has delivered to the bond administrator, on or before the day of such approval (the “Reorganization Approval Date”), a certificate signed by the representative director of the Company stating that the Company does not currently anticipate that the Succeeding Company, etc. (as defined in item (vi) below; the same shall apply hereinafter) will be a company listed on any financial instruments exchange in Japan on the effective date of the relevant Reorganization, for any reason, then the Company shall, having given public notice regarding necessary matters at least thirty (30) days prior to the redemption date (i.e. a date falling on or before the effective date of the relevant Reorganization; provided, however, that if the effective date of such Reorganization arrives within thirty (30) days from the Reorganization Approval Date, the redemption date shall be a date falling on or after the 30th day from the date of the such public notice), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with items (ii) through (iv) below (the “Reorganization Redemption Price”).

(ii)	The Reorganization Redemption Price shall be determined by reference to the following table (expressed as a percentage for each Bond amount) based on the Reference Parity (as defined in item (iii) below) and the redemption date.

Reorganization Redemption Price (%)

	Reference Parity
Redemption Date	80	90	100	110	120	130
January 29, 2019	99.70	100.53	103.81	110.57	120.00	130.00
April 26, 2019	100.00	100.00	100.00	110.00	120.00	130.00

(iii)	“Reference Parity” means:

(a)	if the consideration payable to the holders of ordinary shares of the Company in connection with the relevant Reorganization consists of cash only, the amount of such cash paid per ordinary share divided by the Conversion Price (as defined in Section 13(6)(ii); the same shall apply hereinafter) in effect on the relevant Reorganization Approval Date (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and

(b)	in all cases other than (a) above, the average closing price (excluding indicative prices; the same shall apply hereinafter in this Section) for ordinary shares of the Company in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days commencing on the Trading Day immediately following the date on which the terms and conditions of the relevant Reorganization (including the consideration payable or deliverable in connection with such Reorganization) are approved at a board of directors meeting of the Company, as required under the Companies Act (or, if the terms and conditions of the relevant Reorganization are announced to the public later than the date of such resolution, immediately following the date of such public announcement), divided by the Conversion Price in effect on the last day of such period of five (5) consecutive Trading Days (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Company in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator. In Section 11(2)(iii) and Section 11(3)(ii), “Trading Days” means any day on which the Tokyo Stock Exchange, Inc. is open for business, but does not include any day on which no closing price for ordinary shares of the Company in a regular transaction is announced.

(iv)	If the Reference Parity or Redemption Date is not shown in the table in item (ii) above, the Reorganization Redemption Price shall be calculated by the following method:

(a)	If the Reference Parity falls between two values listed in the first line of the table in item (ii) above, or if the Redemption Date falls between two dates listed in the first column of such table, then the Reorganization Redemption Price shall be calculated by a straight-line interpolation between such two values or two dates based on the values shown in such table corresponding to such two values or two dates (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); provided, however, that interpolation between dates shall be calculated on the basis of a 365 day year.

(b)	if the Reference Parity is higher than the value shown in the far right column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value; and

(c)	if the Reference Parity is lower than the value shown in the far left column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value.

(d)	Provided, however, that the maximum amount of the Reorganization Redemption Amount shall be 130% of the amount of each Bond, and if the value calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above exceeds 130% of the amount of each Bond, the Reorganization Redemption Amount shall be 130% of the amount of each Bond. The minimum amount of the Reorganization Redemption Amount shall be 100% of the amount of each Bond, and if the number calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above falls below 100% of the amount of each Bond, the Reorganization Redemption Amount shall be 100% of the amount of each Bond.

(v)	“Reorganization” collectively means: a merger in which the Company is to be an extinguishing company; an absorption type company split or incorporation type company split (limited to cases in which the Succeeding Company, etc. assumes the Company’s obligations under the Bonds and delivers new share options in place of the Share Options); a share exchange or share transfer pursuant to which the Company becomes a wholly owned subsidiary of another kabushiki kaisha (joint-stock company, “KK”); or any other corporate restructuring procedure under the laws of Japan, as a result of which the Company’s obligations under the Bonds are assumed by another KK.

(vi)	“Succeeding Company, etc.” collectively means the KKs set forth in (a) through (f) below:

(a)	In the case of a merger (limited to cases in which the Company is to be extinguished as a result of the merger): the KK surviving the absorption-type merger or the KK incorporated in the consolidation-type merger;

(b)	In the case of an absorption type company split: the KK succeeding in the absorption-type company split;

(c)	In the case of an incorporation type company split: the KK incorporated in the incorporation-type split;

(d)	In the case of a share exchange: the wholly owning parent KK resulting from the share exchange;

(e)	In the case of a share transfer: the wholly owning parent KK incorporated in the share transfer; and

(f)	In the case of a corporate restructuring procedure under the laws of Japan other than those set forth in (a) through (e) above: the KK assuming the Company’s obligations under the Bonds.

(vii)	Once the Company has given public notice in accordance with item (i) above, the Company may not cancel the early redemption for which such public notice is given.

(3)	Early Redemption due to Delisting, etc.

(i)

If (a) any tender offer is made, in accordance with the Financial Instruments and Exchange Act of Japan, by a party or parties (the “Offeror”) other than the Company to all holders of the ordinary shares of the Company to acquire any ordinary shares of the Company, (b) the Company expresses its opinion to support such tender offer, (c) the Company or the Offeror publicly announces or admits that the ordinary shares of the Company may be delisted from all financial instrument exchanges in Japan, as a result of the acquisition of ordinary shares of the Company pursuant to such tender offer (unless the Company or the Offeror publicly announces its intention to use its best endeavors to continue the listing of the Company after such tender offer), and (d) the Offeror acquires any ordinary shares of the Company pursuant to such tender offer, then the Company shall, having given public notice on necessary matters within fifteen (15) days from the acquisition date of the ordinary shares of the Company pursuant to such tender offer (meaning the date on which settlement concerning such tender offer is commenced; the same shall apply hereinafter), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with item (ii) below (the “Delisting Redemption Price”), on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(ii)	The Delisting Redemption Price shall be calculated in the same manner as that set forth in Section 11(2) for the calculation of the Reorganization Redemption Price; provided, however, that the Reference Parity shall be:

(a)	if the consideration payable in connection with the relevant tender offer consists of cash only, the tender offer price in effect on the last day of the relevant tender offer period divided by the Conversion Price in effect on the same day (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and,

(b)	in all cases other than (a) above, the average closing price for ordinary shares of the Company in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days ending on the last day of the tender offer period divided by the Conversion Price in effect on the last day of the tender offer period (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Company in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator.

(iii)	Notwithstanding item (i) above, if, by the last day of the tender offer period pertaining to the relevant tender offer, the Company or Offeror publicly announces its intention to effect a Reorganization after the date of acquisition of any ordinary shares of the Company pursuant to the tender offer, then the provisions of item (i) above shall not apply; provided, however, that if the Reorganization Approval Date pertaining to such Reorganization does not arrive within sixty (60) days from the acquisition date of such shares, the Company shall, having given public notice on necessary matters within fifteen (15) days after the last day of such sixty (60) day period, redeem all, and not only some, of the Bonds then outstanding at the Delisting Redemption Price, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(iv)	If both of the early redemption event set forth in Section 11(2) and the early redemption event set forth in item (i) or (iii) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2), if public notice is given in accordance with item (i) or (iii) above on any day before the Reorganization Approval Date, the Bonds shall be redeemed in accordance with this Section 11(3).

(v)	Once the Company has given public notice in accordance with item (i) or (iii) above, the Company may not cancel the early redemption for which such public notice is given.

(4)	120 % Call Option Provision

(i)	With regard to the twenty (20) consecutive Trading Days (“Trading Day” means a day on which a regular transaction of ordinary shares of the Company is performed on the Tokyo Stock Exchange, Inc.; the same shall apply hereinafter) on which the closing price for ordinary shares of the Company in a regular transaction is available on the Tokyo Stock Exchange, Inc., if such closing price for each Trading Day during such period of twenty (20) consecutive Trading Days is at least 120 percent of the Conversion Price in effect on each such Trading Day, then the Company may, upon obtaining approval from the Financial Services Agency and having given public notice on necessary matters within fifteen (15) days from the last day of such period of twenty (20) consecutive Trading Days, redeem all, and not only some, of the Bonds then outstanding, at any time on or after April 2, 2018, at JPY 100 for each JPY 100 of the amount of each Bond, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

Notwithstanding the provisions of Section 13(7)(ii)(b), in the event that the Company carries out the share split of the Company’s ordinary shares or allotment of the Company’s ordinary shares without consideration in relation to the ordinary shares of the Company (hereinafter in this Section 11(4), the “Share Split, etc.”), in applying this 120 % call option provision with regard to the three (3) Trading Days from the day two (2) Trading Days preceding the record date (or, if no record date is determined, then the date immediately preceding the effective date; or, if the record date or such date immediately preceding the effective date does not fall on a Trading Day, the Trading Day immediately preceding such dates; the same shall apply hereinafter) of such Share Split, etc. to the record date of such Share Split, etc., the Conversion Price applicable on each such Trading Day shall be the Conversion Price calculated using the New Shares Issuance Conversion Price Adjustment Formula set forth in Section 13(7)(i), wherein the number of issued ordinary shares of the Company on the corresponding date one (1) month prior to each such Trading Day (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such Trading Day), less the number of ordinary shares of the Company held by the Company as of such Trading Day shall be used as the number of issued shares, and the number of shares to be delivered pursuant to such Share Split, etc. shall be used as the number of shares to be delivered.

(ii)	If both of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii) and the early redemption event set forth in item (i) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2) or 11(3); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii), if public announcement is given in accordance with item (i) above before the Reorganization Approval Date or the acquisition date of ordinary shares of the Company pursuant to such tender offer, the Bonds shall be redeemed in accordance with this Section 11(4).

(iii)	Once the Company has given public notice in accordance with item (i) above, the Company may not cancel the early redemption for which such public notice is given.

(5)	If the redemption date (including the redemption date publicly notified in accordance with the provisions of Sections 11(2) through 11(4), if the Bonds are redeemed in accordance with the provisions of each such Section) falls on a bank holiday, the payment shall be made on the immediately preceding bank business day.

(6)

The Company may, at any time on or after the day following the pay-in date (as defined in Section 23), acquire the Bonds with Share Options by obtaining prior approval from the Financial Services Agency, unless otherwise provided by laws and regulations or rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution. If the Company cancels the Bonds acquired, the Share Options shall extinguish as a result of their becoming non-exercisable in accordance with Section 13(5).

(7)	Redemption of the Bonds is subject to the provisions relating to subordination set forth in Section 12, in addition to this Section 11.

12.	Provisions relating to Subordination

(1)	If a decision is made for the commencement of bankruptcy proceedings, corporate reorganization proceedings, or civil rehabilitation proceedings with regard to the Company, or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than laws of Japan with regard to the Company, the Bonds shall be redeemed in accordance with the following provisions:

(i)	Bankruptcy Proceedings

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Company before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts to be added to the distribution set forth in the distribution list (if such distribution list is revised, the revised distribution list) and payable as the final distribution under the bankruptcy proceedings, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full through interim distribution, final distribution, additional distribution or any other distribution permitted under the laws and regulations (including by distribution and escrow).

(ii)	Corporate Reorganization Proceedings

If a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Company before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts listed in the reorganization plan in effect as at the time when an order to confirm the reorganization plan becomes final and binding with regard to the Company, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iii)	Civil Rehabilitation Proceedings

If a decision is made for the commencement of rehabilitation proceedings with regard to the Company before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions; provided, however, that, after a decision is made for the commencement of rehabilitation proceedings, if an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, the right to claim payment of the principal of the Bonds shall be in the same force and effect retrospectively as it was as of the date on which the decision to commence the rehabilitation proceedings was made.

(Conditions Precedent)

Any and all debts listed in the rehabilitation plan in effect as at the time when an order to confirm the rehabilitation plan becomes final and binding with regard to the Company, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iv)	Insolvency Proceedings under laws other than the laws of Japan

If bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceeding, or any other proceedings substantially similar thereto are commenced outside Japan with regard to the Company under any laws other than the laws of Japan, in accordance with proceedings substantially similar to items (i) through (iii) hereof, the right to claim payment of the principal of the Bonds shall become effective in such proceedings only if conditions substantially similar to the conditions precedent set forth in items (i) through (iii) hereof are satisfied; provided, however, that if such conditions are not allowed to be attached in such proceedings, the right to claim payment of the principal of the Bonds shall become effective, without regard to such conditions.

(2)	Prohibition on Amendment Adversely Affecting Senior Creditors

No provision of this summary of terms may be amended in any respect that could have an adverse effect on any or all senior creditors, and any agreement on such amendment shall be null and void to any and all persons in all respects. In this case, a senior creditor means a person who has a claim to any debts owed by the Company other than debts arising from the Bonds and any debts with conditions that are substantially the same as or subordinated to those under Sections 12(1)(i) through (vi) (provided, however, that, except for the conditions set forth in Section 12(1)(iii), debts with conditions that are substantially the same as those under Section 12(1) shall be deemed as debts with conditions that are substantially the same as those under Sections 12(1)(i) through (vi)).

(3)	Prohibition on Payment in breach of Subordination Agreement

If all or part of the principal of the Bonds is paid to bondholders even when a right to claim payment of the principal of the Bonds has not become effective in accordance with Section 12(1)(i) through (iv), such payment shall be null and void, and the bondholders receiving such payment shall forthwith repay such principal to the Company.

(4)	Prohibition of Set-off

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Company; or if a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Company; or if a decision is made for the commencement of civil rehabilitation proceedings (provided, however, that this shall not include cases in which: an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, after a decision is made for the commencement of rehabilitation proceedings); or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than the laws of Japan with regard to the Company, the right to claim payment of the principal of the Bonds may not be used to offset any debt, unless the condition set forth in the respective item of Sections 12(1)(i) thorough (iv) is fulfilled.

(5)	If bankruptcy proceedings have commenced with regard to the Company, in accordance with the provision of Section 12(1), the right to claim payment of the principal of the Bonds shall be subordinated to a subordinate bankruptcy claim prescribed in the Bankruptcy Act in the order of priority for receiving a liquidation distribution in the bankruptcy proceedings.

13.	Matters regarding the Share Options

(1)	Number of Share Options attached to the Bonds

The number of Share Options attached to each Bond shall be one, and the Company shall issue the same number of Share Options as the number of the share options for the Daisan Bank Bonds with Share Options outstanding immediately before the Share Transfer becomes effective.

(2)	Amount of money to be paid-in for each Share Option

The persons who accept the Share Options shall not be required to pay-in any money in exchange for the Share Options.

(3)	Class of shares subject to Share Options, and method for calculating the number of shares subject to Share Options

The class of shares subject to the Share Options shall be the ordinary shares of the Company, and the number of ordinary shares to be delivered by the Company upon the exercise of an option shall be the number obtained by dividing the total amount of the Bonds with Share Options subject to the exercise of an option by the Conversion Price applicable as at the effective date of such exercise of the option. Any fraction less than one (1) share resulting from such calculation shall be disregarded and no cash adjustments will be made.

(4)	Exercise period for Share Options

The holders of Share Options for the Bonds with Share Options (the “Holders of Share Options”) may exercise their Share Options at any time between April 2, 2018 and April 25, 2019 and request delivery of ordinary shares of the Company as set forth in Section 13(3); provided, however, that the Share Options cannot be exercised during any of the following periods:

(i)	The day when shareholders of the ordinary shares of the Company are finalized and the preceding business day (meaning a day which does not fall on a non-business day for the book-entry transfer institution; the same shall apply hereinafter);

(ii)	Any day deemed necessary by the book-entry transfer institution;

(iii)	If the Bonds are redeemed on or prior to April 25, 2019 in accordance with Sections 11(2) through (4), on or after the business day immediately preceding the day on which principal is paid with regard to such redemption; and

(iv)	For the purpose of a Reorganization in which the share options of a Succeeding Company, etc. will be delivered, if it is necessary for the Company to suspend the exercise of Share Options, the period during which the exercise will be suspended (such period not to exceed one (1) month). In such a case, the Company shall give the bond administrator prior written notice explaining the said suspension period and other necessary matters and also give public notice on such necessary matters at least one (1) month prior to the commencement date of such period.

In this Section 13(4), the period during which Share Options may be exercised shall be hereinafter referred to as the “Exercise Period”.

(5)	Other terms for exercise of Share Options

If the Company acquires the Bonds with Share Options and cancels the Bonds, the Holders of the Share Options may not exercise such Share Options with regard to such Bonds. In addition, each of the Share Options may not be exercised in part.

(6)	Details and value of assets to be paid-in upon the exercise of Share Options

(i)	Upon the exercise of each Share Option, a Bond with Share Option shall be paid as consideration and the value of such Bond shall be equivalent to the amount to be paid-in for the Bond.

(ii)	The price to be used in calculating the number of ordinary shares of the Company to be delivered upon the exercise of each Share Options (the “Conversion Price”; provided, however, that in Section 13(14), the “Conversion Price” means the price to be used in calculating the number of ordinary shares of the Succeeding Company, etc. to be delivered upon the exercise of Succeeded Share Options (as defined in Section 13(14)(i))) shall initially be set at the amount of JPY 2,060 divided by 0.7, subject to adjustment in accordance with the provisions of Sections 13(7) through (10) as the case may be.

(7)	(i) If, for any of the reasons listed in item (ii) below, there is a change in the number of ordinary shares of the Company or there is a possibility that such a change may occur, the Company shall adjust the Conversion Price in accordance with the following formula (the “New Share Issuance Conversion Price Adjustment Formula”).

Conversion Price after Adjustment	=	Conversion Price before Adjustment	x	Number of Issued Shares	+	Number of Shares to be Delivered	x	Paid-in Amount per Share
Market value

Number of Issued Shares + Number of Shares to be Delivered

(ii)	The following provisions set forth cases in which adjustments are made to the Conversion Price using the New Share Issuance Conversion Price Adjustment Formula, as well as the timing for applying such Conversion Price after adjustment.

(a)	In the case of the solicitation of the purchase of the ordinary shares of the Company at a paid-in amount lower than the Market Value (as defined in Section 13(9)(iii); the same shall apply hereinafter):

The Conversion Price after adjustment shall apply on and after the day immediately following the pay-in date (or, if the pay-in period is established upon solicitation, then the last day of the relevant pay-in period; the same shall apply hereinafter in this Section); provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Company, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(b)	In the case of the ordinary shares of the Company being subject to a share split or share allotment without consideration:

The Conversion Price after adjustment shall apply: on and after the day immediately following the record date for such share split in the case of a share split; or on and after the day immediately following the effective date of a share allotment without consideration in the case of a share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Company, the Conversion Price after adjustment shall apply on and after the day immediately following such record date in relation to the allotment of ordinary shares of the Company without consideration.

(c)	In the case of an issuance of shares with put options, shares subject to call, or share options subject to call (including those attached to bonds with share options) that provide for delivery of ordinary shares of the Company at a price lower than the Market Value, or share options (including those attached to bonds with share options) that allow for a request for delivery of ordinary shares of the Company at a price lower than the Market Value (the “Shares with Put Options, etc.”):

The Conversion Price after adjustment shall be calculated by assuming that all of such put options, call options, or share options have been exercised or applied in accordance with their original terms, and shall apply on and after the day immediately following the pay-in date (or in the case of share options and bonds with share options, the allotment date) or the effective date of share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Company, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(d)	In the case of ordinary shares of the Company or Shares with Put Options, etc. being allotted to the holders of the ordinary shares of the Company, if the record date for such allotment falls before the date on which such allotment is approved by the general meeting of shareholders, board of directors, or other body of the Company, then, notwithstanding the provisions of (a) through (c) above, the Conversion Price after adjustment shall apply on and after the day following the date on which such approval is granted; provided, however, that, in such case, ordinary shares of the Company shall be delivered, after the date on which such approval is granted, to Holders of Share Options who have requested to exercise such Share Options not earlier than the date immediately following such record date but not later than the date on which such approval was granted, in accordance with the following formula. The provisions of Section 13(18) shall apply in a corresponding manner to the delivery of such shares.

Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(8) (i)	If the Company makes any special dividends in accordance with item (ii) below, the Company shall adjust the Conversion Price in accordance with the following formula (the “Special Dividend Conversion Price Adjustment Formula”; and the Special Dividend Conversion Price Adjustment Formula and the New Share Issuance Conversion Price Adjustment Formula shall be collectively referred to as the “Conversion Price Adjustment Formula”).

Conversion Price after Adjustment	=	Conversion Price before Adjustment	x	Market Price - Amount of Per-Share Special Dividend
Market Price

“Per-Share Special Dividend” means the amount of the special dividend divided by the number of shares subject to Share Options for the amount of each Bond (JPY 1,000,000) as of the last record date during the fiscal year related to a distribution of dividends of surplus. The Per-Share Special Dividend shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(ii)	“Special Dividend” means any excess amount obtained when (i) the cumulative amount of surplus dividends per share for the ordinary shares of Daisan Bank on the record date during the fiscal year ending March 31, 2018 (limited to the case in which assets to be distributed as dividends are cash, including money payable pursuant to the provisions of Article 455, Paragraph 2 and Article 456 of the Companies Act) multiplied by the number of shares subject to share options for the Daisan Bank Bonds with Share Options for the amount of each bond (JPY 1,000,000) constituting the Daisan Bank Bonds with Share Options as of such record date, in the relevant fiscal year, exceeds the amount calculated by multiplying JPY 24,270 by 2.49, or (ii) the cumulative amount of surplus dividends per share for the ordinary shares of the Company on the record date during the fiscal year ending March 31, 2019 (limited to the case in which the assets to be distributed as dividends are cash, including money payable pursuant to the provisions of Article 455, Paragraph 2 and Article 456 of the Companies Act) multiplied by the number of shares subject to Share Options for the amount of each bond (JPY 1,000,000) constituting the Bond as of such record date, in the relevant fiscal year, exceeds the amount calculated by multiplying JPY 24,270 by 2.99 (such ratio to be amended in a reasonable manner if the Company changes its fiscal year).

(iii)	Adjustment of the Conversion Price due to special dividends shall apply on and after the 10th day of the month following the month including the day on which a resolution to distribute dividends of surplus has been adopted pursuant to Article 454 or Article 459 of the Companies Act for the final record date in relation to distributions in each fiscal year.

(9)	The following provisions shall apply to the adjustment of the Conversion Price.

(i)	If the difference between the Conversion Price after adjustment calculated using the Conversion Price Adjustment Formula and the Conversion Price before adjustment is less than one whole yen, no adjustment shall be made to the Conversion Price; provided, however, that if, subsequently, there are any events which require the adjustment of the Conversion Price and the Conversion Price is recalculated, then the amount of the Conversion Price before adjustment less the foregoing difference shall be used in lieu of the Conversion Price before adjustment in the Conversion Price Adjustment Formula.

(ii)	The Conversion Price Adjustment Formula shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iii)	The “Market Price” used in the Conversion Price Adjustment Formula shall be the average daily closing price (including indicative prices) for ordinary shares of the Company on the Tokyo Stock Exchange, Inc. for the thirty (30) Trading Days (excluding days on which there is no closing price) commencing on the 45th Trading Day prior to: (a) the date on which the Conversion Price after adjustment is applied in the case of the New Share Issuance Conversion Price Adjustment Formula (or the relevant record date in the case of Section 13(7)(ii)(d)), or (b) the last record date for the distributions in the relevant fiscal year in the case of the Special Dividend Conversion Price Adjustment Formula.

In such case, the average price shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iv)	The “Number of Issued Shares” used in the New Share Issuance Conversion Price Adjustment Formula shall be the number of issued ordinary shares of the Company (a) on the record date, if any, for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Company, or (b) if there is no record date, then on the corresponding date one (1) month prior to the day on which the Conversion Price after adjustment applies (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such application date), less the number of ordinary shares of the Company held by the Company as of such date, plus the number of ordinary shares of the Company not yet delivered that are deemed to be the number of shares to be delivered in accordance with Section 13(7) or (10) before adjustment is made to such Conversion Price. In the case of a share split of the ordinary shares of the Company, the number of shares to be delivered used in the New Share Issuance Conversion Price Adjustment Formula shall not include the number of ordinary shares of the Company to be allotted to the ordinary shares of the Company held by the Company as of the record date.

(10)	In addition to the Conversion Price adjustment carried out pursuant to Sections 13 (7) through (9), in the case of the following, the Company shall perform the necessary Conversion Price adjustment through mutual consultation with the bond administrator:

(i)	a Conversion Price adjustment being necessary due to a share consolidation, decrease in the amount of share capital or capital reserve, merger (excluding cases in which the Company is disappearing as a result of the merger), share exchange or company split;

(ii)	in addition to item (i) above, a Conversion Price adjustment being necessary due to an event which causes any change or potential change to the number of issued ordinary shares of the Company;

(iii)	a Conversion Price adjustment being necessary due to an allotment of class shares, other than ordinary shares, to holders of the ordinary shares of the Company without consideration;

(iv)	a Conversion Price adjustment being necessary due to a distribution of dividends of surplus wherein the assets to be distributed as dividends are not cash economically constituting a special dividend; or

(v)	two (2) or more events requiring an adjustment of the Conversion Price coincide, and it being necessary to consider the effect of one of these events on the Market Price to be used in calculating the Conversion Price after adjustment based on the other event.

(11)	In adjusting the Conversion Price pursuant to Sections 13(7) through (10), the Company shall give the bond administrator prior written notice explaining the reasons for the conversion, the Conversion Price before adjustment, the Conversion Price after adjustment, the date of application thereof and other necessary matters, and also give public notice on such necessary matters by the date immediately preceding such application date. In the case of Section 13(7)(ii)(d), or if the aforementioned public announcement otherwise cannot be made by the date immediately preceding such application date, then it shall be made promptly after such application date.

(12)

Amount of share capital and capital reserve to be increased upon the issuance of shares pursuant to exercise of Share Options The amount of share capital to be increased upon the issuance of shares pursuant to an exercise of the Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase in capital reserve shall be the amount obtained by deducting the amount of the increase in share capital from the upper limit of the capital increase.

(13)	Grounds for acquisition of Share Options

There are no grounds for the acquisition of Share Options.

(14)	Succession of the Bonds with Share Options by the Succeeding Company, etc., upon the Company’s Reorganization

(i)	Except where the Company carries out early redemption of the Bonds pursuant to Section 11(2), if the Company carries out a Reorganization (limited to the case in which the ordinary shares of the Succeeding Company, etc., will be allotted to the shareholders of the Company), the Company will allot the share options of the Succeeding Company, etc. (the “Succeeded Share Option”) to the Holders of Share Options outstanding immediately before the effective date of the Reorganization, on the terms set forth in item (ii) below. In such case, on the effective date of the Reorganization, the Share Options will be extinguished, the obligations under the Bonds will be succeeded to by the Succeeding Company, etc. (the Bonds succeeded to by the Succeeding Company, etc., shall be hereinafter referred to as the “Succeeded Bonds”), the Succeeded Share Options will become share options attached to the Succeeded Bonds and the Holders of Share Options will become the holders of Succeeded Share Options. The provisions relating to the Share Options in this summary of terms shall apply in a corresponding manner to the Succeeded Share Options.

(ii)	The details of the Succeeded Share Options shall be as set forth below:

(a)	Number of Succeeded Share Options

The number of Succeeded Share Options shall be the same as the number of Share Options outstanding immediately before the effective date of the Reorganization.

(b)	Class of shares subject to Succeeded Share Options

The class of shares subject to the Succeeded Share Options shall be the ordinary shares of the Succeeding Company, etc.

(c)	Method for calculating the number of shares subject to Succeeded Share Options

The number of shares subject to the Succeeded Share Options shall be the number obtained by dividing the total amount of the Succeeded Bonds with Succeeded Share Options subject to the exercise of an option by the Conversion Price set forth in (d) below. Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(d)	Conversion Price of Succeeded Bonds with Succeeded Share Options

The Conversion Price of the Succeeded Bonds with Succeeded Share Options shall be set at a price such that the economic value obtained by the holder of the Succeeded Share Options pursuant to an exercise of the Succeeded Share Options immediately after the effective date of the Reorganization will be equivalent to the economic value obtained by the Holder of Share Options pursuant to an exercise of the Share Options immediately before the effective date of the Reorganization. The Conversion Price of the Succeeded Bonds with Succeeded Share Options on and after the effective date of the Reorganization shall be adjusted in accordance with Sections 13(7) through (10).

(e)	Details and value of assets to be paid in upon the exercise of Succeeded Share Options

Upon the exercise of each Succeeded Share Option, a Succeeded Bond with Succeeded Share Option shall be paid as consideration and the value of such Succeeded Bond shall be equivalent to the amount to be paid-in for the Bond.

(f)	Exercise period for Succeeded Share Options

From the effective date of the Reorganization (or, if the Company prescribes the period during which the exercise will be suspended as set forth in Section 13(4)(iv), the effective date of the Reorganization or the day on which the banks are open for business immediately following the last day of such period of suspension, whichever occurs later) to the last date of the Exercise Period for Share Options as set forth in Section 13(4).

(g)	Amount of increase of share capital and capital reserve upon the issuance of shares pursuant to exercise of Succeeded Share Options

The amount of increase of share capital upon the issuance of shares pursuant to an exercise of the Succeeded Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase of capital reserve shall be the amount obtained by deducting the amount of increase of share capital from the upper limit of the capital increase.

(h)	Other terms for exercise of Succeeded Share Options

If the Company acquires the Succeeded Bonds and cancels such Succeeded Bonds, the holders of the Succeeded Share Options may not exercise such Succeeded Share Options with regard to such Succeeded Bonds. Each of the Succeeded Share Options may not be exercised in part.

(i)	Grounds for acquisition of Succeeded Share Options

There are no grounds for the acquisition of Succeeded Share Options.

(15)	Requests to exercise Share Options shall be received and handled at the place set forth in Section 24 (the “Place for Receiving Exercise Requests”).

(16) (i)	Holders of Share Options wishing to exercise their Share Options shall notify the Place for Receiving Exercise Requests of the matters specified by the Company as the matters required for the exercise of the options during the Exercise Period, through the book-entry transfer institution or account management institution (the “Immediately Superior Institution”) with which the Holders of Share Options has opened accounts to make book-entries for the Bonds with Share Options.

(ii)	Once the matters required for the exercise of options have been notified to the Place for Receiving Exercise Requests, the person who has made such notification may not rescind the same thereafter.

(17)	An exercise of Share Options shall become effective on the day on which the notice regarding the matters required for the exercise of the options arrives at the Place for Receiving Exercise Requests. Once an exercise of Share Options becomes effective, the Bonds pertaining to such Share Options shall be deemed due and payable.

(18)	After the exercise of options becomes effective, the Company shall deliver shares to the Holder of Share Options who has exercised such Share Options by recording an increase in transferred shares in the ownership column of the transfer account book maintained at the Immediately Superior Institution specified by such Holder of Share Options.

(19)	If it becomes necessary for the Company to replace certain provisions of this summary of terms or to take any other measures as a result of the abolishment of provisions relating to the number of shares constituting one (1) unit or a similar event, the Company and the bond administrator shall, through mutual consultation, take such necessary measures.

14.	Financial special provision

There are no financial special provisions attached to the Bonds with Share Options.

15.	Acceleration clause

There is no acceleration clause set forth for the Bonds with Share Options.

16.	Regular reporting to bond administrator

(1)	The Company shall, from time to time, report an overview of its business to the bond administrator, and shall also notify the bond administrator in writing of the financial results for each fiscal year and any distribution of dividends of surplus (including interim dividends as prescribed in Article 454, Paragraph 5 of the Companies Act) immediately after such resolution is adopted at a meeting of the board of directors. The same shall apply if the Company prepares a provisional financial statement as at a certain day as prescribed in Article 441, Paragraph 1 of the Companies Act.

(2)	The Company shall submit to the bond administrator: an annual securities report prepared in accordance with the Financial Instruments and Exchange Act and copies of the attached materials within three (3) months after the end of the relevant business year; and copies of quarterly securities reports within forty-five (45) days (or within sixty (60) days in the case of the second quarter) after the end of each relevant quarter. Letters of confirmation as prescribed in Article 24-4-2 of the Financial Instruments and Exchange Act, and internal control reports as prescribed in Article 24-4-4 thereof, shall be submitted in a manner similar to the manner in which each of the foregoing documents is handled. If the Company has submitted an extraordinary report or amendment report to a director general of the local finance bureau, etc., the Company shall submit the same to the bond administrator without delay; provided, however, that if the Company carries out an electronic disclosure procedure in accordance with Article 27-30-3 of the Financial Instruments and Exchange Act, with regard to the annual securities report, quarterly securities report or extraordinary report, or an amendment report of any of the foregoing (including the attached materials thereof, hereinafter, the “Report, etc.”), the Company may notify the bond administrator to the effect that the Company has submitted such Report, etc. to the director general of the local finance bureau, etc., instead of submitting the Report, etc. and the documents set forth in (1) above to the bond administrator.

17.	Notification to bond administrator

(1)	Upon the occurrence of any event to be entered in the bond register or share option register or any change in the matters entered in such register, the Company shall, without delay, make a statement to that effect in the bond register or share option register and also provide written notification to the bond administrator to such effect.

(2)	Before carrying out any of the following, the Company shall provide written notification to the bond administrator to such effect:

(i)	transferring or loaning any asset of the Company that is essential to the Company’s business operations;

(ii)	entrusting all or a significant part of the business of the Company to a third party;

(iii)	suspending or abolishing all or a significant part of the business of the Company;

(iv)	reducing the amount of share capital or capital reserve, thereby causing a material impact on the Company’s business operations;

(v)	conducting an organizational change, merger or company split, or becoming a wholly owned subsidiary of other company through share exchange or share transfer;

(vi)	company dissolution; or

(vii)	publicly announcing a fact pertaining to Section 11(2) or 11(3).

18.	Investigative authority of bond administrator

(1)

Upon exercise of its authority in accordance with the provisions of a bond administration entrustment contract for the Bonds, the bond administrator may request a submission of reports with regard to the business, accounting, books and documents, etc. of the Company, the Company’s consolidated subsidiaries and equity-method affiliates, or conduct an investigation, either by itself or by dispatching a third party, with regard to the business, accounting, books and documents, etc. of the Company, the Company’s consolidated subsidiaries and the Company’s equity-method affiliates.

(2)	In the case of (1) above, if the bond administrator conducts an investigation on the Company, the Company’s consolidated subsidiaries and the Company’s equity-method affiliates, the Company shall provide the bond administrator with cooperation to the extent reasonable and necessary for the protection of the bondholders’ interests.

19.	Notice and public notice of early redemption

(1)	If the Company carries out early redemption of the Bonds in accordance with Section 11(2), the Company shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least sixty (60) days prior to the expected redemption date.

(2)	If the Company carries out early redemption of the Bonds in accordance with Section 11(3), the Company shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the acquisition date of ordinary shares of the Company pursuant to such tender offer (or the last day of the sixty (60) day period, in the case of the proviso to Section 11(3)(iii)).

(3)	If the Company carries out early redemption of the Bonds in accordance with Section 11(4), the Company shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the last day of the twenty (20) consecutive Trading Days set forth in Section 11(4).

(4)	If the Company carries out early redemption of the Bonds in accordance with Sections 11(2) through (4), the Company shall make public notice of such early redemption using the method set forth in Section 20.

20.	Method for giving public notice

In the case of the Company giving public notice to the bondholders regarding the Bonds with Share Options, the Company shall give such public notice by way of electronic public notice as prescribed in the Articles of Incorporation of the Company, unless otherwise prescribed by law or ordinance; provided, however, that if the Company is not able to give electronic public notices due to accidents or any other unavoidable reasons, such notice shall be given by publication in a newspaper prescribed in the Articles of Incorporation of the Company, as well as one or more types of newspapers issued respectively in Tokyo and Osaka (any overlapping newspaper may be omitted), or by other method approved by the bond administrator. If the bond administrator gives public notice assuming that such public notice is necessary for bondholders, the bond administrator shall give such public notice by a method prescribed in the Articles of Incorporation of the bond administrator.

21.	Public notification of summary of terms for Bonds and deed of bond administration entrustment

The Company and the bond administrator shall respectively maintain certified copies of the summary of terms for the Bonds with Share Options and the deed of bond administration entrustment in their head office and make them available for public inspection during their hours of operation.

22.	Matters regarding bondholders’ meetings

(1)	A bondholders’ meeting for the Bonds with Share Options shall be organized by bondholders of the bonds of the class (meaning the “class” as prescribed in Article 681, Item (1) of the Companies Act) identical to the Bonds (the “Bonds of such Class”), and shall be convened by the Company or the bond administrator. The Company or the bond administrator shall give public notice on the convocation of such bondholders’ meeting as well as the matters prescribed in Article 719 of the Companies Act, by at least three (3) weeks prior to the date of such meeting.

(2)	The bondholders’ meetings for the Bonds of such Class shall be held in Tokyo.

(3)	Bondholders holding one tenth or more of the total amount of the Bonds of such Class (excluding amounts already redeemed and the total amount of such bonds held by the Company) may demand that a bondholders’ meeting be convened by providing the Company or the bond administrator with written notice detailing the matters that form the purpose of such bondholders’ meeting and the reasons for the convocation, after presenting the documents prescribed in Article 222, Paragraph 3 of the Book-Entry Transfer Act, regarding the Bonds with Share Options to the bond administrator.

23.	Pay-in date (Allotment date of Share Options)

April 2, 2018

24.	Place for Receiving Exercise Request

Administrator of Shareholder Registry: Japan Securities Agents, Ltd.

25.	Book-entry transfer institution

Japan Securities Depository Center, Inc.

26.	Payment of redemption amount

The redemption amount of the Bonds shall be paid in accordance with rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution.

27.	Issuing agent and paying agent

Mizuho Bank Ltd.

END

This business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in open market or privately negotiated purchases.